UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

(Amendment No. 2)

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

LEGENDARY VENTURES, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)
7340 (Primary Standard Industrial Classification Code Number)

5615 Doctor Peddle Cres

Mississauga, Ontario

Canada L5M 0K4

(647) 478-6365

(Address, including zip code, and telephone number,

Including area code, of registrant’s principal executive offices)

Sierra Corporate Services

100 West Liberty Street

Tenth floor

Reno, Nevada 89501

(775) 788-2000

(Name, address, including zip code, and telephone number,

Including area code, of agent for service)

As soon as practicable after this Registration Statement is declared effective.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Common Stock
Shares offered by the Company	10,000,000	$0.04	$400,000	$
Shares offered by Selling Stockholders	400,000	0.04	$16,000	$
Total	10,400,000	0.04	$416,000	$

(1)	Pursuant to Rule 415(o) of the Securities Act, these securities are being offered by the Company and the Selling Stockholder named herein on a delayed or continuous basis. The offering price has been arbitrarily determined.

(2)	The offering price has been arbitrarily determined by the Board of Directors.

(3)	Estimated solely for the purpose of calculating the registration fee under Rule 457(c) or (g) under the Securities Act of 1933.

(4)

These are outstanding shares of common stock which may be offered for sale by a Selling Stockholder pursuant to this registration statement at a fixed price of $0.04 per share until our securities are quoted on the OTCBB or OTCQB (if they ever are quoted on either marketplace) and thereafter at prevailing market prices or privately negotiated prices.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(A) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(A), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

JANUARY __, 2015

10,400,000 Shares of Common Stock Offered for Sale

10,000,000 Shares Offered at $0.04 Per Share by the Company

400,000 Shares Offered at Market Price by a Selling Shareholder

Legendary Ventures, Inc., a Nevada corporation (the “Company”) is offering for sale a total of up to 10,000,000 shares of its common stock, par value $0.001 per share (“Common Stock”) on a "self- underwritten," best efforts basis.  The shares will be offered at a price of $.04 per share for a period of at least six months but not more than twelve months from the date of this prospectus, and  we may close or terminate the Offering earlier than twelve months.  There is no minimum number of shares required to be purchased per investor, and we are not required to sell any minimum number of shares in the offering.  Proceeds from the offering will not be placed in escrow or similar type of account and will be immediately available for use by the Company. See "Use of Proceeds" and "Plan of Distribution."  We make no prediction how many shares we will sell, and we may not realize enough proceeds to remain in operation.  In addition, the selling stockholders named in this prospectus (the "Selling Stockholders") are offering for sale from time to time an aggregate of up to 400,000 shares of our Common Stock.

If we sell all of the 10,000,000 shares offered by the Company, we will receive $400,000 in estimated gross proceeds. We expect the net proceeds from the sale of all of the shares will sustain our operations for a period of 12 months. We will not receive any of the proceeds from the sale of shares offered by the Selling Stockholders.

The shares being offered for resale by the Selling Stockholders will be offered and sold at a fixed price of $0.04 per share until our securities are quoted on the OTC BB or OTCQB (if they ever are quoted on either marketplace) and thereafter at prevailing market prices or privately negotiated prices. If the Selling Shareholders sells all 400,000 shares at a fixed price of $0.04 per share, they may realize approximately $16,000.  The shares being offered for resale by the Selling Stockholders represent approximately 5.3% of the Company's current issued and outstanding Common Stock.  Also, sales of a substantial number of shares of our Common Stock by the Selling Stockholders within a relatively short period of time could have the effect of depressing the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities.

The Selling Stockholders and any broker/dealer executing sell orders on behalf of the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended. Commissions received by any broker/dealer may be deemed to be underwriting commissions under the Securities Act. Proceeds received by the Selling Stockholders in excess of $16,000 represent underwriting discounts to the Selling Stockholders.

Our common stock is not listed on a national securities exchange or The Nasdaq Stock Market.  Our common stock is presently not traded on any market nor listed on any national securities exchange. The offering price at $0.04 per common share may not reflect the market price of our shares after the offering.

These securities are speculative and involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. Please refer to "Risk Factors" beginning on Page 3, which describes certain material risks you should consider before investing and "Dilution" beginning on Page 15, which describes the immediate dilution that investors in this offering will suffer.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

[Inside Cover of Prospectus]

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should read the entire prospectus before making an investment decision to purchase our Common Stock.  You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.  This prospectus is not an offer to sell securities in any state where the offer is not permitted.

PROSPECTUS SUMMARY

The following summary highlights aspects of the offering. This prospectus does not contain all of the information that may be important to you. You should read this entire prospectus carefully, including the “Risk Factors” section and the financial statements, related notes and the other more detailed information appearing elsewhere in this prospectus before making an investment decision.

In this prospectus, unless otherwise indicated, "we," "us," "our" and the "Company" refer to Legendary Ventures, Inc. and Econ Pest Control Inc.

Our Company

Legendary Ventures, Inc. is a full pest control services company based in Mississauga, Canada. We offer services both residential and commercial market to the Ontario, Canada community. Through our wholly-owned subsidiary, Encon Pest Control Inc. ("Encon"), we specialize in domestic and commercial extermination and the strategies used are continuously improving so that our standards, knowledge and efficiency, will guarantee customer satisfaction. We offer competitive services at affordable prices. We are a family owned company known for outstanding customer service. We protect households against unwanted pest attacks and assist our customers in keeping their house and offices pest free. Our business strategy involves a team of experts who visit the customer home and determine their problems and then outline a plan of action which is personalized to their needs.

Legendary Ventures, Inc. was incorporated in Nevada on December 7, 2012 and became a pest control services company when we acquired Encon. Encon Pest Control, Inc. ("Encon") is a family owned company. Our principal executive offices are located at 5615 Doctor Peddle Cres, Mississauga, Ontario, Canada L5M 0K4, telephone 647.478.6365.

Stock Purchase Agreement.

On December 31, 2012, the Company entered into a stock purchase agreement with the spouse of our chief executive officer, Fareeha Ahmad, the sole shareholder of Encon Pest Control, Inc. (“Encon”), a private Ontario corporation in the business of serving residential, commercial and industrial southern Ontario communities with pest control services whereby the Company acquired all of the outstanding stock of Encon for a promissory note to Fareeha Ahmad in the amount of $46,400. The original promissory note bears zero percent (0%) interest and has a maturity date, June 30, 2014. As a result of the stock purchase agreement, Encon became a wholly owned subsidiary of the Company.

On June 1, 2014, the Company and Fareeha Ahmad executed an amendment to the stock purchase agreement dated December 31, 2012 to cancel the promissory note of $46,400 and replace it with a two year consulting agreement with total annual consulting fees of $23,200 to be paid in monthly installments. As a consultant, Mrs. Ahmad will manage the residential and commercial accounts. The Company has restated its financial statements for the years ended December 31, 2013 and 2012 to account for the amendment to the purchase agreement.

We have accounted for the acquisition of Encon as a reorganization of entities under common control. We have used the guidance of Emerging Issues Task Force: No 02-5, Definition of “Common Control” in Relation to FASB Statement No. 141 which states that common control exists among separate entities in situations of immediate family members, most notably with a married couple as in our case. In reorganizations of entities under common control, the balances of the acquired entity are carried over at historical costs with no goodwill or excess consideration recorded. Though we did issue a promissory note to Fareeha Ahmad pursuant to the Agreement, being they are entities under common control and pursuant to the guidelines of FASB 141, all intra-equity transactions are eliminated upon consolidation. Therefore the promissory note of $46,400, noted above, was eliminated upon consolidation. Pursuant to FASB 141, the financial activity of the acquiree (Encon) in a reorganization of entities under common control is presented as if the acquiree was consolidated at the beginning of the period.

Please see “Management's Discussion and Analysis of Operations” beginning on page 33 for detailed description of transaction.

Please see “Description of Business” – Products and Services"- beginning on page 24 for detailed descriptions of our products and services.

Although we have established a website to market our products, prospective investors are strongly cautioned that any information appearing on our website should not be deemed to be a part of this prospectus and should not be utilized in making a decision whether to buy our Common Stock.

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SUMMARY OF THIS OFFERING

Securities Offered By the Company	● ●	Up to 10,000,000 Shares of our Common Stock are being offered for sale by the Company.
Our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES – Common Stock.”
Offering Price	●	We will sell the Shares at $0.04. This price was determined by us arbitrarily.
Securities Offered By Selling Stockholders	●	Up to 400,000 Shares of our Common Stock owned by Selling Stockholders are included in this Prospectus. The Selling Stockholders are not obligated to sell any Shares.
Offering Price	●

The Selling Stockholders may sell their Shares from time to time at a fixed price of $0.04 until our securities are quoted on the OTCBB or OTCQB (if they ever are quoted on either marketplace) and thereafter at prevailing market prices or privately negotiated prices.

Number of shares outstanding before the offering	●	7,545,000 shares of Common Stock issued and outstanding as of August 1, 2014.
Total number of shares of Common Stock outstanding after the offering (if fully subscribed)	●	17,545,000 shares of Common Stock.
Net Proceeds to the Company	●	We intend to accomplish this Offering on a “self-underwritten” basis directly through our officers, directors and/or employees, who will not be separately compensated therefore. However, we reserve the right to utilize an underwriter in which case we will amend this Prospectus to disclose the material terms of such relationship as they pertain to the offering. Additionally, we estimate that costs of this offering for such items as legal and accounting fees, printing, and SEC registration fees, and other charges will total approximately $30,000. Thus net proceeds to the Company if this offering is fully subscribed without the use of underwriters will be $370,000 (assuming $30,000 in Offering expenses are paid). In the event that only 50% of the Shares are sold we will generate net proceeds of $170,000 (assuming $30,000 in Offering expenses are paid). In the event that we only sell 10% of the Shares, we will generate net proceeds of $10,000 (assuming $30,000 in Offering expenses are paid).
Use of Proceeds	●	We will use the proceeds from this offering to: (1) purchase machinery and equipment; and (2) provide working capital to finance operational expenses. A summary of our intended use of the proceeds of this offering is set forth in the section of this prospectus titled USE OF PROCEEDS
Consummation of the offering	●	We will terminate this offering upon the earlier to occur of (1) one year from the effective date of this prospectus, (2) sale of all the Shares being offered, or (3) anytime after a minimum of six months from the date of the Prospectus at our sole discretion if we determine that it is in our best interests to withdraw the offering.

Our common stock is considered to be a "penny stock" because it meets one or more of the definitions in Rules 15g-2 through 15g-6 promulgated under Section 15(g) of the Securities Exchange Act of 1934, as amended. The principal result or effect of being designated a "penny stock" is that securities broker-dealers cannot recommend the stock but must trade it on an unsolicited basis. Moreover the SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

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RISK FACTORS

You should carefully consider the risks, uncertainties and other factors described below because they could materially and adversely affect our business, financial condition, operating results and prospects and could negatively affect the market price of our Common Stock. Also, you should be aware that the risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties that we do not yet know of, or that we currently believe are immaterial, may also impair our business operations and financial results. Our business, financial condition or results of operations could be harmed by any of these risks. The trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment.

THERE IS NO MINIMUM NUMBER OF SHARES THAT MUST BE SOLD AND NO ASSURANCE THAT THE PROCEEDS FROM THE SALE OF SHARES WILL ALLOW THE COMPANY TO MEET ITS GOALS.

We are selling our shares on a “best efforts” basis, and there is no minimum number of shares that must be sold by us in this Offering. Similarly, there are no minimum purchase requirements. We do not have an underwriter, and no party has made a firm commitment to buy any or all of our securities. We intend to sell the shares through our employees, officers and directors, who will not be separately compensated for their efforts. Even if we only raise a nominal amount of money, we will not refund any funds to you. Any money we do receive will be immediately used by us for our business purposes. Upon completion of this Offering, we intend to utilize the net proceeds to finance our business operations. While we believe that the net proceeds from the sale of all shares in this Offering will enable us to meet our business plans and enable us to operate as other than a going concern, there can be no assurance that all these goals can be achieved. Moreover if less than all of the shares are sold, management will be required to adjust its plans and allocate proceeds in a manner which it believes, in our sole discretion, will be in our best interests. It is highly likely that if not all of the shares are sold there will be a need for additional financing in the future, without which our ability to operate as other than a going concern may be jeopardized. No assurance whatsoever can be given or is made that such additional financing, if and when needed, will be available or that it can be obtained on terms favorable to us. Accordingly you may be investing in a company that does not have adequate funds to conduct its operations. If that happens, you will suffer a loss of your investment.

WE NEED ADDITIONAL EXTERNAL CAPITAL AND IF WE ARE UNABLE TO RAISE SUFFICIENT CAPITAL TO FUND OUR PLANS, WE MAY BE FORCED TO DELAY OR CEASE OPERATIONS.

We believe that the funds to be raised in this offering will meet all of our needs for the next 12 months (assuming the sale of 100% of the shares).  Based on our current growth plan, however, we believe we may require approximately $500,000 in additional financing thereafter to develop our sales channels and marketing program. Our success will depend upon our ability to access equity capital markets and borrow on terms that are financially advantageous to us. However, we may not be able to obtain additional funds on acceptable terms. If we fail to obtain funds on acceptable terms, then we might be forced to delay or abandon some or all of our business plans or may not have sufficient working capital to develop products, finance acquisitions, or pursue business opportunities. If we borrow funds, then we could be forced to use a large portion of our cash reserves, if any, to repay principal and interest on those loans. If we issue our securities for capital, then the interests of investors and stockholders will be diluted.

WE HAVE EXPERIENCED HISTORICAL LOSSES AND A SUBSTANTIAL ACCUMULATED DEFICIT. IF WE ARE UNABLE TO REVERSE THIS TREND, WE WILL LIKELY BE FORCED TO CEASE OPERATIONS.

We have incurred losses for the past fiscal years which consist of a net loss of $18,002 for 2013 and a net loss of $28,912 for 2012. In addition, we had an accumulated deficit of $60,043 at December 31, 2013 as compared with $42,041 at December 31, 2012. We also incurred a net loss for the nine months ended September 30, 2014 of $136,424. Further, we do not expect positive cash flow from operations in the near term. There is no assurance that actual cash requirements will not exceed our estimates. In particular, additional capital will be required for future periods for: (i) new product development expenses; (ii) potential marketing costs and professional fees; or (iii) we encounter greater costs associated with general and administrative expenses or offering costs. As a result, we are unable to predict whether we will achieve profitability in the future, or at all.

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The uncertainty and factors described throughout this section may impede our ability to economically develop, produce, and market our products effectively. As a result, we may not be able to achieve or sustain profitability or positive cash flows from operating activities in the future. We have a limited  operating history and have not generated significant revenues.  We have not achieved profitability and expect to incur losses for the foreseeable future.  We expect those losses to increase as we continue to incur expenses to develop our services and increase our product sales.  We believe that our business depends on our ability to significantly increase revenues and to limit our operating expenses.  If our revenues fail to grow at anticipated rates or our operating expenses increase without a commensurate increase in our revenues, or we fail to adjust operating expense levels appropriately, we may never be able to achieve profitability.

Based upon current plans, we expect to incur further indebtedness in future periods. This will happen because there are expenses associated our operations which may exceed revenue. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues may cause us to incur further indebtedness or to suspend or cease operations, which will have a material adverse affect on our shareholders.

ANY EXISTING INDEBTEDNESS COULD ADVERSELY AFFECT OUR FINANCIAL CONDITIONS AND WE MAY NOT BE ABLE TO FULFILL OUR DEBT OBLIGATIONS.

We have certain indebtedness that may limit our ability to, among other things: (i) incur or guarantee additional indebtedness; (ii) pay dividends or make other distributions to our stockholders; (iii) make restricted payments; and (iv) enter into proposed business transactions or combinations. This indebtedness includes: (i)

Our indebtedness could limit our ability to withstand general economic downturns that may affect our business, obtain future financing, make acquisitions or capital expenditures, conduct operations or otherwise capitalize on business opportunities that may arise. Additionally, if we incur substantial debt for working capital purposes, we may use a significant portion of our cash flow to pay interest on our outstanding debt, limiting the amount available for working capital, capital expenditures and other general corporate purposes.

We may be more vulnerable to adverse economic conditions than less leveraged competitors and thus less able to withstand competitive pressures. If our cash flow is inadequate to make interest and principal payments on our debt, we might have to refinance our indebtedness or issue additional equity or other securities and may not be successful in those efforts or may not obtain terms favorable to us. Additionally, our ability to finance working capital needs and general corporate purposes for the public and private markets, as well as the associated cost of funding, is dependent, in part, on our credit ratings, which may be adversely affected if we experience declining service revenue. Any of these events could reduce our ability to generate cash available for investment or debt repayment or to make improvements or respond to events that would enhance profitability.

WE HAVE A NEW BUSINESS MODEL, A NEW BUSINESS APPROACH, AND MAY NOT GENERATE SUFFICIENT REVENUES FOR OUR BUSINESS TO SURVIVE OR BE SUCCESSFUL.

Our business model is based on the viability of our services and products that will be sold in a limited geographic area. We have begun marketing some of our services.  In order for our business to be successful, we must not only develop viable marketing channels that directly generate revenues, but also cultivate relationships to maintain clients.  Our business model assumes that potential clients will see the appeal in the value of our pest control services and products as well as the benefits to purchase higher value services and products we offer. Each of these assumptions is unproven, and if any of the assumptions are incorrect, we may be unable to generate sufficient revenues to sustain our business or to obtain profitability.  At the present time, we have service agreements with approximately 12 homes and 11 businesses on a continuous basis representing different regular customers.

WEATHER CONDITIONS AND SEASONALITY MAY AFFECT THE DEMAND FOR OUR SERVICES AND OUR RESULTS OF OPERATIONS.

 The demand for our services and our results of operations may be affected by weather conditions and by the seasonal nature of our termite and pest control services. For example, cooler temperatures can made the development of the termite swam and lead to lower demand for our termite services.

INCREASES IN RAW MATERIAL PRICES, FUEL PRICES AND OTHER OPERATING COSTS MAY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

Our financial performance is affected by the level of our operating expenses, such as fuel, raw materials, wages and salaries, vehicle, self-insurance costs and other insurance premiums as well as various regulatory compliance costs, all of which may be subject to inflationary pressures. In particular, our financial performance is adversely affected by increases in these operating costs. In recent years, fuel prices have fluctuated widely and have generally increased, including sharp increases in 2012 and 2013. These fuel price increases raise our costs of operating vehicles and equipment. Fuel price increases can also result in increases in the cost of chemicals and other materials used in our business. We cannot predict the extent to which we may experience future increases in fuel costs and other operating costs. To the extent such cost increases continue, we may not be able to fully pass these increased costs through to our existing and prospective customers, and the rates we pay may increase, any of which could have a material adverse impact on our operating results. With respect to fuel, our fleet could be negatively impacted by significant increases in fuel prices. A shortage in supply of fuel would also adversely affect our business.

4

CHANGES IN GENERAL ECONOMIC CONDITIONS, ESPECIALLY AS THEY MAY AFFECT HOME RE-SALES OR CONSUMER CONFIDENCE OR SPENDING LEVELS, MAY ADVERSELY AFFECT THE DEMAND FOR OUR SERVICES.

Changes in general economic conditions and consumer confidence affect the demand for our services. Unfavorable general economic conditions such as those experienced recently, including rising fuel prices, changes in interest rates, continued or further softening of the home resale market, increases in home foreclosures, disruption of the credit markets and increases in unemployment rates, could reduce consumer confidence and related spending levels and, in turn, reduce the demand for our services. These factors could also negatively impact the timing or the ultimate collection of accounts receivable, which would negatively impact our operating revenues, profitability and cash flow.

PUBLIC PERCEPTIONS THAT OUR PRODUCTS AND SERVICES ARE NOT ENVIRONMENTALLY FRIENDLY OR SAFEMAY ADVERSELY AFFECT THE DEMAND FOR OUR SERVICES.

In providing our services, we use, among other things, pesticides. Public perception that our products and services are not environmentally friendly or safe or are harmful to humans, whether justified or not, could lead to reduced demand for our services, impair our reputation, involve us in litigation, damage our brand name and otherwise have a material adverse effect on our business, financial condition and results of operations.

LAWS AND REGULATIONS REGARDING THE USE OF PESTICIDES AND CLAIMSOF PERSONALINJURY OR PROPERTY DAMAGE AS WELL AS OTHER ENVIRONMENTALLAWS AND RESULTIAOTNS COULD RESULT IN SIGNIFICANT COSTS THAT ADVERSELY AFFECT OUR OPERATING RESULTS.

Local, national and international laws and regulations relating to environmental, health and safety matters affect us in several ways. In Canada, all products containing pesticides must be registered with the Health Canada Pest Management Regulatory Agency ("PMRA") and other similar agencies before they can be sold or applied. The failure to obtain or the cancellation of any such registration, or the other withdrawal from the market place of such pesticides, could have an adverse effect on our business, the severity of which would depend on the products involved, whether other products could be substituted and whether our competitors were similarly affected. The pesticides we use are manufactured by independent third parties and are evaluated by the PMRA as part of its ongoing exposure risk assessment. The PMRA may decide that a pesticide we use will be limited or will not be re-registered for use in Canada. We cannot predict the outcome or the severity of the effect of the PMRA' s continuing evaluations.

In addition, the use of certain pesticides is regulated by various local environmental and public health agencies. These regulations may require that only certified or professional users apply the product or that certain products be used only on certain types of locations, may require users to post notices on properties to which products have been or will be applied, may require notification to individuals in the vicinity that products will be applied in the future or may restrict or ban the use of certain products. Even if we are able to comply with all such regulations and obtain all necessary registrations and licenses, we cannot assure you that the products we apply or the manner in which we apply them, particularly pesticide products, will not be alleged to cause injury to the environment or to people under any circumstances. The costs of compliance, remediation or products liability lawsuits could materially affect our future operating results.

Local, state, federal and foreign agencies that regulate environmental matters may change environmental laws, regulations or standards. Changes in any of these or other laws, regulations or standards could materially affect our future operating results.

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BECAUSE OF OUR LIMITED RESOURCES AND THE SPECULATIVE NATURE OF OUR BUSINESS, THERE IS SUBSTANTIAL DOUBT AS TO OUR ABILITY TO OPERATE AS A GOING CONCERN.

Our continued operations are dependent on our ability to obtain financing and upon our ability to achieve future profitable operations from the development of our business model.  Our independent registered public accounting firm (our auditors) issued its audit report including an explanatory paragraph as to an uncertainty with respect to our ability to continue as a going concern.  If we are not able to continue as a going concern, it is likely investors will lose their investment.

 OUR FUTURE OPERATING RESULTS ARE LIKELY TO BE VOLATILE AND MAY CAUSE OUR EQUITY VALUE TO FLUCTUATE.

Our future revenues and operating results, if any, are likely to vary from quarter to quarter due to a number of factors, many of which are outside of our control. Factors, which may cause our revenues and operating results to fluctuate, include the following:

●	The willingness of potential clients to enter into service agreements with us
●	Market acceptance of our services and products;
●	Seasonal and weather related needs of our services and products;
●	The timing and uncertainty of sales cycles or demand for the products;
●	Similar services and products offered by current or future competitors; and
●	General economic conditions in Ontario, Canada.

IF WE FAIL TO ATTRACT ADDITIONAL CLIENTS AND PURCHASERS OF OUR PRODUCTS, IT WILL HAVE AN ADVERSE IMPACT ON OUR BUSINESS.

Our success depends upon our ability to attract additional clients to enter into service agreements with us and to sell our pest control services to clients.  If we do not continually augment and improve our marketing channels, we will not be able to sustain a sales level that will support our operations without the infusion of additional capital.

6

IF WE DO NOT EFFECTIVELY EDUCATE CLIENTS ON THE BENEFITS OF A PEST FREE ENVIRONMENT AND OVERALL PEST CONTROL, WE WILL NOT HAVE SUFFICIENT DEMAND FOR OUR SERVICES AND PRODUCTS.

Our business plan is predicated on our company attracting active and loyal support from potential clients.  Our target market will be commercial, industrial, and residential consumers that have a specific interest in keeping their property pest free and looking clean while utilizing pest control services and products.  There can be no assurance that there will be significant appeal from our efforts to attract clients and educate them on the benefits of our services and products.  Failure to achieve recognition and acceptance of the services and products we offer will have a material adverse effect on our sales and may require us to incur unexpected incremental marketing expenses to educate and inform the market place.

AS A RESULT OF OUR LIMITED OPERATING HISTORY, WE MAY NOT BE ABLE TO CORRECTLY ESTIMATE OUR FUTURE OPERATING EXPENSES, WHICH COULD LEAD TO CASH SHORTFALLS.

We have a limited operating history from which to evaluate our business.  We have generated minimal revenue to date. Accordingly, our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in an early stage of development.  We may not be successful in addressing such risks, and the failure to do so could have a material adverse effect on our business, operating results and financial condition.

Because of this limited operating history, our historical financial data is of limited value in estimating future operating expenses.  Our budgeted expense levels are based in part on our expectations concerning future revenues.  Our ability to generate revenues depends on new client service contracts generated by our company.

The size of any future revenues depends on the choices and demands of potential clients residing in the territory, which are difficult to forecast accurately.  We may be unable to adjust our operations in a timely manner to compensate for any unexpected shortfall in revenues.  Accordingly, a significant shortfall in demand for our pest control services and products could have an immediate and material adverse effect on our business, results of operations, and financial condition.

Our operating results may fluctuate as a result of a number of factors, many of which are outside of our control, primarily because our core business may be seasonal in nature and different seasons require different services and products and quantities of quantities thereof. For these reasons, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on our past results as any indication of our future performance.  Our quarterly and annual expenses are likely to increase substantially over the next several years, and revenues from the sale of the services and product in the market may not meet our expectations. Our operating results in future quarters may fall below expectations.  Any of these events could adversely impact our business prospects and make it more difficult to raise additional equity capital at an acceptable price per share.  Each of the risk factors listed in this “Risk Factors” section may affect our operating results.

We do not currently have any arrangements for financing and we can provide no assurance to investors we will be able to find such financing when such funding is required.  Obtaining additional financing would be subject to a number of factors, including investor acceptance of our services and our business model.  Furthermore, there is no assurance that we will not incur further debt in the future, that we will have sufficient funds to repay our future indebtedness, or that we will not default on our future debts, thereby jeopardizing our business viability. Finally, we may not be able to borrow or raise additional capital in the future to meet our needs or to otherwise provide the capital necessary to maintain our operations, which might result in the loss of some or all of your investment in our common stock.

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Our company anticipates that the funds that were raised from our previous private placement will not be sufficient to satisfy our cash requirements for the next twelve month period.  Also, there is no assurance that actual cash requirements will not exceed our estimates.  In particular, additional capital may be required in the event that:

1.	we are unable to create a substantial market for our pest control services;

2.	we incur any significant unanticipated expenses; and

3.	we find that we need to spend additional funds to advertise in the market and promote our pest control services and products.

The occurrence of any of the aforementioned events could prevent us from pursuing our business plan, expanding our business operations and ultimately achieving a profitable level of operations.

We depend almost exclusively on outside capital to pay for the continued development of our business and the marketing of our services and products.  Such outside capital may include the sale of additional stock, shareholder and director advances, and/or commercial borrowing.  There can be no assurance that capital will continue to be available if necessary to meet these continuing development costs or, if the capital is available, that it will be on terms acceptable to us. The issuance of additional equity securities by us will result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may not be able to expand to our planned franchising phase and may be forced to scale back or cease operations or discontinue business.

IF WE DO LAUNCH PLANNED MARKETING INITIATIVES, OUR TARGET CLIENT MARKET MAY NOT BE RECEPTIVE TO THE PEST CONTROL SERVICES AND PRODUCTS PROVIDED, THE COST OF THE PEST CONTROL SERVICES AND PRODUCTS MAY BE PROHIBITIVE AND WE MAY NOT ATTRACT NEW CLIENTS.

No assurance can be given that our pest control services and products will be accepted by potential clients.  In the event there is no generally large market acceptance in the services and products by potential clients in the territories where we are entering, it is unlikely that we will be able to sustain commercial operations.  If there is no demand or only a limited demand for our pest control services and products, we could financially fail and our shareholders could potentially lose their entire investment.

WE RELY ON OUR MANAGEMENT AND WILL BE HARMED IF ANY OR ALL OF THEM LEAVE.

Our success is dependent on the efforts, experience and relationships of Zahoor Ahmad as well as the other officer of the corporation.  If Mr. Ahmad were unable to continue in his role, the business would be adversely affected as to its business prospects and earning potential.  We do not currently carry any insurance to compensate for any such loss.

WE MAY NOT BE ABLE TO MAINTAIN A COMPETITIVE POSITION IN THE PEST CONTROL INDUSTRY IN THE FUTURE.

We operate in a highly competitive industry. Our revenues and earnings may be affected by changes in competitors’ prices, and general economic issues. We compete with other large pest control companies, as well as numerous smaller pest control companies, for a finite number of customers. We believe that the principal competitive factors in the market areas that we serve are service quality, and product availability, terms of guarantees, reputation for safety, technical proficiency and price. Although we believe that our experience and reputation for safety and quality service is excellent, we cannot assure investors that we will be able to maintain our competitive position.

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OUR OPERATIONS MAY BE ADVERSELY AFFECTED IF WE ARE UNABLE TO COMPLY WITH REGULATORY AND ENVIRONMENTAL LAWS.

Our business is significantly affected by environmental laws and other regulations relating to the pest control industry and by changes in such laws and the level of enforcement of such laws. We are unable to predict the level of enforcement of existing laws and regulations, how such laws and regulations may be interpreted by enforcement agencies or court rulings, or whether additional laws and regulations will be adopted. We believe our present operations substantially comply with applicable Canadian federal and province environmental laws and regulations. We also believe that compliance with such laws has had no material adverse effect on our operations to date. However, such environmental laws are changed frequently. We are unable to predict whether environmental laws will, in the future, materially affect our operations and financial condition. Penalties for noncompliance with these laws may include cancellation of licenses, fines, and other corrective actions, which would negatively affect our future financial results.

ECONOMIC CONDITIONS MAY ADVERSELY AFFECT OUR BUSINESS.

Pest and termite services represent discretionary expenditures to most of our residential customers. As consumers restrict their discretionary expenditures, we may suffer a decline in revenues from our residential service lines. Economic downturns can also adversely affect our commercial customers, including food service, hospitality and food processing industries whose business levels are particularly sensitive to adverse economies. For example, we may lose commercial customers and related revenues because of consolidation or cessation of commercial businesses or because these businesses switch to a lower cost provider.

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM HAS RAISED DOUBT OVER OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The independent registered public accounting firm’s report accompanying our December 31, 2013 and 2012 audited financial statements contains an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. The financial statements have been prepared "assuming that the Company will continue as a going concern." Our ability to continue as a going concern is dependent on raising additional capital to fund our operations and ultimately on generating future profitable operations. There can be no assurance that we will be able to raise sufficient additional capital or eventually have positive cash flow from operations to address all of our cash flow needs. If we are not able to find alternative sources of cash or generate positive cash flow from operations, our business and shareholders will be materially and adversely affected

WE MUST SUCCESSFULLY INTRODUCE NEW OR ENHANCED PRODUCTS AND MANAGE THE COSTS ASSOCIATED WITH PROVIDING SEVERAL SERVICES AND PRODUCT LINES TO BE SUCCESSFUL. WE OPERATE IN A MARKET WHICH IS SUBJECT TO INNOVATIVE CHANGES AND INCREASING COMPETITION COULD LEAD TO PRICING PRESSURES, REDUCED OPERATING MARGINS, LOSS OF MARKET SHARE AND INCREASED CAPITAL EXPENDITURES.

Our future success depends on our ability to continue to improve our existing pest control products and to develop new products using the latest techniques that will satisfy customer needs. We cannot be certain that we will be successful at producing successful service lines and we may find that the cost of several service lines may inhibit our ability to maintain or improve our gross profit margins. In addition, the failure of our pest control services to gain or maintain market acceptance or our failure to successfully manage our cost of production could adversely affect our financial condition.

The pest control industry and market is highly competitive and we expect increased competition in the future that could adversely affect our revenue and market share. Larger established companies with high brand recognition may develop products and services that are competitive with our core products and services. These competitors may be able to devote greater resources than us to the development, promotion and sale of their products and services and respond more quickly than we can to new techniques and/or technologies or changes. We may not be able to compete effectively with current or future competitors, especially those with significantly greater resources or more established customer bases, which may materially adversely affect our sales and our business.

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THE CONFIDENTIALITY, NON-DISCLOSURE AND OTHER AGREEMENTS WE USE TO PROTECT OUR PRODUCTS, TRADE SECRETS AND PROPRIETARY INFORMATION MAY PROVE UNENFORCEABLE OR INADEQUATE.

We intend to protect our products, trade secrets and proprietary information, in part, by requiring all of our employees and consultants to enter into agreements providing for the maintenance of confidentiality. We intend to also enter into non-disclosure agreements with our technical consultants to protect our confidential and proprietary information. We cannot assure you that our confidentiality agreements with our employees, consultants and other third parties will not be breached, that we will be able to effectively enforce these agreements, that we will have adequate remedies for any breach, or that our trade secrets and other proprietary information will not be disclosed or will otherwise be protected.

WE MAY BE UNABLE TO ATTRACT AND RETAIN THE SKILLED EMPLOYEES NEEDED TO SUSTAIN AND GROW OUR BUSINESS.

Our success to date has largely depended on, and will continue to depend on, the skills, efforts and motivations of our executive team and employees, who generally have significant experience with the pest control industry. Our success also depends largely on our ability to attract and retain highly qualified pest control professionals and sales and marketing managers and corporate management personnel. We may experience difficulties in locating and hiring qualified personnel and in retaining such personnel once hired, which may materially and adversely affect our business.

OUR DIRECTORS AND OFFICERS ARE ABLE TO EXERCISE SIGNIFICANT INFLUENCE OVER MATTERS REQUIRING STOCKHOLDER APPROVAL.

Currently, we have 7,545,000 shares of common stock issued and outstanding. Currently, our sole director and executive officer holds approximately 53% of the voting power of our common stock and entitled to vote on any matter brought to a vote of the stockholders. Pursuant to Nevada law and our bylaws, the holders of a majority of our voting stock may authorize or take corporate action with only a notice provided to our stockholders. A stockholder vote may not be made available to our minority stockholders, and in any event, a stockholder vote would be controlled by the majority stockholders. Our sole officer will have the ability to make decisions regarding: (i) whether to issue common stock and preferred stock, including decisions to issue common and preferred stock to himself; (ii) employment decisions, including his own compensation arrangements; and (iii) whether to enter into material transactions with related parties.

OUR CEO/PRESIDENTAND CFO HAS LITTLE OR NO EXPERIENCE MANAGING A PUBLIC REPORTING COMPANY AND MAY NOT BE FULLY AWARWE OF ALL THE REQUIREMENTS UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, INCLUDING THOSE REGARDING INTERNAL CONTROLS.

Our President/Chief Executive Officer/Chief Financial Officer has not has previously managed a public reporting company and, therefore, will need to rely on the expertise of others, including our outside accountant, auditors and legal counsel, regarding preparation of reports under the Securities Exchange Act, preparation of financial statements according to U.S. GAAP, establishment of internal controls and procedures, and overall compliance with the Sarbanes-Oxley Act.

NEVADA LAW AND OUR ARTICLES OF INCORPORATION MAY PROTECT OUR DIRECTORS FROM CERTAIN TYPES OF LAWSUITS.

Nevada law provides that our officers and directors will not be liable to us or our stockholders for monetary damages for all but certain types of conduct as officers and directors. Our Bylaws permit us broad indemnification powers to all persons against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing stockholders from recovering damages against our officers and directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require us to use our limited assets to defend our officers and directors against claims, including claims arising out of their negligence, poor judgment, or other circumstances.

WE ARE AN "EMERGING GROWTH COMPANY" AND WE CANNOT BE CERTAIN IF THE REDUCED REPORTING REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCKLESS ATTRACTIVE TO INVESTORS.

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, delay compliance with new or revised accounting standards that have different effective dates for public and private companies until they are made applicable to private companies, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a non binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although we could lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. We have decided to take advantage of the exemptions provided to emerging growth companies and as a result our financial statements may not be comparable to companies that comply with public company effective dates. In addition, some investors might find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

FAILURE TO MAINTAIN EFFECTIVE INTERNAL CONTROLS IN ACCORDANCE WITH SECTION 404 OF THE SARBANES-OXLEY ACT WOULD LEAD TO LOSS OF INVESTOR CONFIDENCE IN OUR REPORTED FINANCIAL INFORMATION.

Pursuant to proposals related to Section 404 of the Sarbanes-Oxley Act of 2002,  we will be required to furnish a report by our management on our internal control over financial reporting. If we cannot provide reliable financial reports or prevent fraud, then our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our stock could drop significantly.

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To maintain compliance with Section 404 of the Act, we engage in a process to document and evaluate our internal control over financial reporting, which is both costly and challenging and requires management to dedicate scarce internal resources and to retain outside consultants.

During the course of our testing, we may identify deficiencies which we may not be able to remediate in time for securities disclosure reporting deadlines. In addition, if we fail to maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud.

THERE IS NO SIGNIFICANT ACTIVE TRADING MARKET FOR OUR SHARES, AND IF AN ACTIVE TRADING MARKET DOES NOT DEVELOP, PURCHASERS OF OUR SHARES MAY BE UNABLE TO SELL THEM PUBLICLY.

There is no significant active trading market for our shares, and we do not know if an active trading market will develop. An active market will not develop unless broker-dealers develop interest in trading our shares, and we may be unable to generate interest in our shares among broker-dealers until we generate meaningful revenues and profits from operations. Until that time occurs, if it does at all, purchasers of our shares may be unable to sell them publicly. In the absence of an active trading market:

●	Investors may have difficulty buying and selling our shares or obtaining market quotations;
●	Market visibility for our common stock may be limited; and
●	A lack of visibility for our common stock may depress the market price for our shares.

Moreover, the market price for our shares is likely to be highly volatile and subject to wide fluctuations in response to various factors, including the following: (i) actual or anticipated fluctuations in our quarterly operating results and revisions to our expected results; (ii) changes in financial estimates by securities research analysts; (iii) conditions in the market for our products; (iv) changes in the economic performance or market valuations of companies specializing in the defense industries; (v) announcements by us or our competitors of new services, strategic relationships, joint ventures or capital commitments; (vi) addition or departure of key personnel; (vii) litigation related to any intellectual property; and (viii) sales or perceived potential sales of our shares.

In addition, the securities market has from time to time, and to an even greater degree since the last quarter of 2007, experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also have a material adverse effect on the market price of our ordinary shares.  Furthermore, in the past, following periods of volatility in the market price of a public company’s securities, shareholders have frequently instituted securities class action litigation against that company. Litigation of this kind could result in substantial costs and a diversion of our management’s attention and resources.

OUR COMMON STOCK IS CONSIDERED TO BE "PENNY STOCK."

Our common stock is considered to be a "penny stock" because it meets one or more of the definitions in Rules 15g-2 through 15g-6 promulgated under Section 15(g) of the Securities Exchange Act of 1934, as amended. These include but are not limited to, the following: (i) the stock trades at a price less than $5.00 per share; (ii) it is not traded on a "recognized" national exchange; (iii) it is not quoted on The NASDAQ Stock Market, or even if quoted, has a price less than $5.00 per share; or (iv) is issued by a company with net tangible assets less than $2.0 million, if in business more than a continuous three years, or with average revenues of less than $6.0 million for the past three years. The principal result or effect of being designated a "penny stock" is that securities broker-dealers cannot recommend the stock but must trade it on an unsolicited basis.

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The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

BROKER-DEALER REQUIREMENTS MAY AFFECT TRADING AND LIQUIDITY.

Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rule 15g-2 promulgated thereunder by the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Potential investors in our common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be "penny stocks." Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

OUR COMMON STOCK MAY BE VOLATILE, WHICH SUBSTANTIALLY INCREASES THE RISK THAT YOU MAY NOT BE ABLE TO SELL YOUR SHARES AT OR ABOVE THE PRICE THAT YOU MAY PAY FOR THE SHARES.

Because of the limited trading market for our common stock, and because of the possible price volatility, you may not be able to sell your shares of common stock when you desire to do so. The inability to sell your shares in a rapidly declining market may substantially increase your risk of loss because of such illiquidity and because the price for our common stock may suffer greater declines because of its price volatility.

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The market price of our common stock may be higher or lower than the price you may pay for your shares. Certain factors, some of which are beyond our control, that may cause our share price to fluctuate significantly include, but are not limited to, the following:

●	variations in our quarterly operating results;
●	Loss of a key relationship or failure to complete significant transactions;
●	additions or departures of key personnel; and
●	fluctuations in stock market price and volume.

Additionally, in recent years the stock market in general, and the over-the-counter markets in particular, have experienced extreme price and volume fluctuations. In some cases, these fluctuations are unrelated or disproportionate to the operating performance of the underlying company. These market and industry factors may materially and adversely affect our stock price, regardless of our operating performance.

In the past, class action litigation often has been brought against companies following periods of volatility in the market price of those companies' common stock. If we become involved in this type of litigation in the future, it could result in substantial costs and diversion of management attention and resources, which could have a further negative effect on your investment in our stock.

WE HAVE NOT PAID, AND DO NOT INTEND TO PAY, CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

We have not paid any cash dividends on our common stock and do not intend to pay cash dividends in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business. Dividend payments in the future may also be limited by other loan agreements or covenants contained in other securities which we may issue. Any future determination to pay cash dividends will be at the discretion of our board of directors and depend on our financial condition, results of operations, capital and legal requirements and such other factors as our board of directors deems relevant.

SALES OF OUR COMMON STOCK RELYING UPON RULE 144 MAY DEPRESS PRICES IN THE MARKET FOR OUR COMMON STOCK BY A MATERIAL AMOUNT.

As of the date of this Prospectus, all of our common stock held by non-affiliates that was issued before July 1, 2013 has been issued and outstanding beyond applicable holding periods imposed by Rule 144 under the Securities Act of 1933, as amended. Thus, with stock issued prior to July 1,2013 to non-affiliates being freely tradeable, there is a significant risk that sales under Rule 144 or under any other exemption from the Securities Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of our common stock in the over-the-counter market, especially in situations where a large volume of shares is offered for sale at the same time.

Securities saleable pursuant to the Rule 144 exemption from registration may only be resold, however, if all of the requirements of Rule 144 have been met, including, but not limited to, the requirement that the issuer of the securities have made available all required public information. However, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for a period of at least six months and the other requirements of Rule 144 have been satisfied. Presently shares of restricted common stock held by non-affiliates of the Company may be sold, subject to compliance with Rule 144, six months after issuance, provided that our Exchange Act registration remains in effect and we are current in our disclosure reporting obligations.

THE OFFERING PRICE OF THE SHARES OFFERED BY THE COMPANY WAS NOT DETERMINED BY TRADITIONAL CRITERIA OF VALUE.

Presently there is no limited market for our shares of common stock on the OTCQB or OTCBB. Trading of our common stock does not occur and therefore our common stock will be relatively illiquid and difficult to price. We cannot give any assurance that the future quoted prices on the OTCBB for our shares will have any relation to the actual value of the Company. Accordingly potential investors in this Offering should note that the Offering price of the shares being offered pursuant to this Prospectus was arbitrarily established by us and was not determined by reference to any traditional criteria of value, such as book value, earnings or assets.

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PURCHASERS OF THE SHARES WILL INCUR AN IMMEDIATE AND SUBSTANTIAL DILUTION.

The purchasers of the shares being offered hereby will furnish a substantial amount of our capital and will assume substantially all of the financial risk, whereas the present stockholders and the Selling Stockholders will receive a substantial majority of the benefits, if any. In addition, the present Stockholders may have substantial potential profits as a result of this Offering, while purchasers of the newly-issued Shares will experience an immediate and substantial percentage dilution in the net tangible book value of their of their Shares.  See: “DILUTION.”

WE ARE NOT A FULLY REPORTING COMPANY UNDER THE EXCHANGE ACT, AS AMENDED, AND THUS SUBJECT ONLY TO THE REPORTING REQUIREMENTS OF SECTION 15(d).

Until our common stock is registered under the Exchange Act of 1934, as amended (the “Exchange Act”), we will be subject only to the reporting obligations imposed by Section 15(d) of the Exchange Act.  Section 15(d) of the Exchange Act requires issuers to file periodic reporting with the Securities and Exchange Commission when they have issued any class of securities for which a registration statement was filed and became effective pursuant to the Securities Act of 1933, as amended. The purpose of Section 15(d) is to ensure that investor who buy securities in registered offering are provided with the same information on an ongoing basis that they would receive if the securities they purchased were listed on a securities exchange or the issuer were otherwise subject to periodic reporting obligations i.e, under Section 13 of the Exchange Act.

The reporting obligations under Section 15(d) are automatically suspended when: (i) any class of securities of the issuer reporting under Section 15(d) is registered under Section 12 of the Exchange Act; or (ii) at the beginning of the issuer’s fiscal year, other than the year in which the registration statement became effective, the class of securities covered by the registration statement is held of record by fewer than 300 persons. In the latter case, the Company would no longer be subject to periodic reporting obligations so long as the number of holders remains below 300 unless we file a registration statement with the Securities and Exchange Commission under Section 12 of the Securities Act.  Management of the Company, however, fully intends to file on an ongoing basis all periodic reports required under the Exchange Act.

We anticipate an increase in expenses that will result from becoming a reporting company. Management has estimated the yearly increase in expenses to be $50,000, which will consist of approximately $30,000 in audits and reviews, $15,000 in legal costs, and $5,000 in filing and miscellaneous fees. The Company does not anticipate a change in officer compensation once it becomes a reporting company.

NEVADA LAW AND OUR ARTICLES OF INCORPORATION MAY PROTECT OR DIRECTORS FROM CERTAIN TYPES OF LAWSUITS.

Nevada law provides that our officers and directors will not be liable to us or our stockholders for monetary damages for all but certain types of conduct as officers and directors. Our Bylaws permit us broad indemnification powers to all persons against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing stockholders from recovering damages against our officers and directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require us to use our limited assets to defend our officers and directors against claims, including claims arising out of their negligence, poor judgment, or other circumstances.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information included in this Prospectus contains forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of View Systems, Inc. (the “Company”), to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. Actual results of the Company could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, the Company has no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

DESCRIPTION OF SECURITIES

Our amended and restated articles of incorporation provide that we are authorized to issue one class of equity securities comprised of 410,000,000 shares of common stock with a par value of $0.001 per share. We are also authorized to issue rights, warrants, and options to purchase any class of equity securities.

Common Stock

This offering pertains only to our Common Stock.  Pursuant to the terms of our articles of incorporation, our common stock may be issued from time to time without any action by the stockholders for such consideration as may be fixed from time to time by the Board of Directors, and shares so issued, the full consideration for which has been paid or delivered, shall be deemed the full paid up stock, and the holder of such shares shall not be liable for any further payment thereof. Shares of common stock are not redeemable, do not have any conversion or preemptive rights, and are not subject to further calls or assessments by the Company once fully paid and shall not be subject to assessment to pay the debts of the Company.  Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and may not cumulate their votes for the election of directors.

Holders of common stock will be entitled to share pro rata in such dividends and other distributions as may be declared from time to time by the Board of Directors out of funds legally available therefore, subject to any prior rights accruing to any holders of preferred stock of the Company.  Upon liquidation or dissolution of, or any distribution of the assets of, the Company, holders of shares of common stock will be entitled to share proportionally in all assets available for distribution to such holders.

USE OF PROCEEDS

We estimate that, if our Offering is fully subscribed, we will receive net proceeds of $370,000 from our sale of 10,000,000 Shares. This estimate is based on an Offering price of $0.04 per share, and assumes that we will not engage the services of an underwriter to assist us in selling all of the shares. If we engage an underwriter, our net proceeds will be reduced by the negotiated commissions paid to the underwriter.  However, as of the effective date of this prospectus, we have not engaged an underwriter. For purposes of this disclosure we have assumed that no commissions will be paid on any shares. Additionally, we estimate that our direct costs of this Offering (SEC filing fees, legal, accounting, printing, and miscellaneous expenses) will be $30,000.

The primary purposes of this Offering are to obtain additional capital to: (i) purchase innovative equipment and machinery; and (ii) provide working capital to finance operational expenses. If fully funded, included in our working capital budget of $110,000, we anticipate to budget $25,000 for website development. We do not anticipate using funds raised to pay compensation to our officer and director or to our two consultants or to pay off outstanding liabilities prior to maturity or in an accelerated way. The table below represents our best estimate of the allocation of the net proceeds, including the priorities for the use of the proceeds, based upon our current business plan and assuming that all of the shares are sold and not used to retire debt in exchange for common stock registered in this offering.

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Assuming the Sale of All Shares

Gross Proceeds from Offering	$400,000	100%

Offering Expenses (legal, accounting, filing fees, printing, transfer agent, And miscellaneous fees)	30,000	7.5%

Acquisition of Machinery and Equipment	260,000	65.0%

Working Capital (including office expense, general administration expenses, professional fees and website development) per breakdown below:

Office expense $9,760; administration expenses of $48,240; professional fees of $45,000; and website development of $8,000.	110,000	27.5%

Total	$400,000	100%

Assuming the Sale of 50% of the Shares

Gross Proceeds from Offering	$200,000	100%

Offering Expenses (legal, accounting, filing fees, printing, transfer agent, and miscellaneous fees)	30,000	15.0%

Acquisition of Machinery and Equipment	130,000	65.0%

Working Capital (including office expense, general administration expenses, professional fees and website development) per breakdown below:

Office expense $10,700; administration expenses of $22,300; and website development of $7,000.	40,000	20.00%

Total	$200,000	100%

Assuming the Sale of 10% of the Shares

Gross Proceeds from Offering	$40,000	100%

Offering Expenses (legal, accounting, filing fees, printing, transfer agent and miscellaneous fees)	30,000	75%

Acquisition of Machinery and Equipment	7,000	17.5

Working Capital (including office expense, general administration expenses, professional fees and website development) per breakdown below:

Office expense $1,920 and administration expenses of $1,080.	3,000	7.5%

Total	40,000	100%

The amounts set forth merely indicate the general application of net proceeds of the Offering. Actual expenditures relating to the development of our business may differ from the estimates depending on the efficacy of our business development efforts, unanticipated costs in connection therewith as well as changes in the industry and actions of our competitors among other causes. There can be no assurance we will be successful in our efforts to secure investors to invest in our Offering and/or obtain alternative financing. In the event that not all of the Shares are sold, management in its sole discretion will allocate the proceeds of this Offering in a manner in which it determines will be in our best interests. In such an event we may not be able to follow our business plan. This may have a significant impact on our ability to continue operating our business. Moreover even if all of the Shares are sold, management reserves the right to alter the above projected use of proceeds if it determines that such changes will be in our best interests.  Accordingly, the amounts and timing of our actual expenditures will depend on numerous factors, including the status of our development and marketing activities and competition. Accordingly, our management will have broad discretion in the use of the net proceeds from this Offering. All net proceeds from this Offering will be immediately available for use by the Company.

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DETERMINATION OF OFFERING PRICE

Since there is no trading of our shares of common stock, the offering price of our shares was unilaterally determined solely by us. The factors we considered in determining the Offering price were:

●	our financial condition and prospects;
●	pest control industry market in general;
●	our operating history;
●	the general condition of the securities market; and
●	management’s informal prediction of demand for securities such as the shares.

The Offering price is not an indication of and is not based upon our actual value. The Offering price bears no relationship to our book value, assets or earnings or any other recognized criteria of value. The Offering price should not be regarded as an indicator of the future market price of our securities and/or the price at which any investor will be able to resell shares purchased in this Offering.

DILUTION

Upon purchasing share in this offering, you will experience immediate and substantial dilution. “Dilution” represents the difference between the offering price of the shares of Common Stock and the net book value per share of Common Stock immediately after completion of the offering. “Net Book Value” is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of Legendary Ventures, Inc.’s issued and outstanding stock. The following table summarizes the difference between the offering price in this registration and the share price recognized to outstanding shareholders.

	Price Paid	Offering Share Price	Difference	% Ownership Post-Offering (1)
Shares issued to founding officer	$0.00	$0.04	$0.04	19.3%

Shares issued for cash	$0.01	$0.04	$0.03	16.4%

Contributions by investors in this offering (2)	$0.04	$0.04	$-	64.3%

(1)	Calculation of percentage is based on the assumption that all 10,000,000 shares offered in this prospectus are sold.
(2)	Contributions by investors in this offering represent the total potential investment amount if all shares in this offering were sold.

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The difference between our estimated offering price of $0.04 per share of common stock and the pro forma net tangible book value per share of common stock after this offering constitutes the dilution to investors in this offering. Our net tangible book value per share is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of common stock.

At September 30, 2014 our common stock had a pro forma net tangible book value of approximately  ($64,090) or  $(0.008) per share. After giving effect to the receipt of the net proceeds from the maximum offering offered in this prospectus by the Company at an assumed initial offering price of $0.04 per share, our pro forma net tangible book value at September 30, 2014 would be $335,910 or $0.04 per share in the maximum offering. This represents an immediate increase in net tangible book value to our present stockholders of $400,000 in the maximum offering. The following table illustrates dilution to investors on a per share basis:

Estimated offering price per share	$0.04

Net tangible book value per share before offering	$(0.008)

Pro forma net tangible book value per share after offering	$0.04

Increase per share attributable to investors	$0.032

Dilution per share to investors	$0.04

Dilution per share to investors (%)	80%

SELLING STOCKHOLDERS

The following section presents information regarding our Selling Stockholders.  The Selling Stockholders table and the notes thereto describe the Selling Stockholders and the number of securities being sold. A description of how the Selling Stockholders acquired the securities being sold in this offering is detailed under in the footnotes to the Selling Stockholders Table.

We are registering 400,000 shares owned by and on behalf of the Selling Stockholders named in this prospectus.  We will pay all costs, expenses and fees related to the registration, including all registration and filing fees, printing expenses, fees and disbursements of our counsel, blue sky fees and expenses. We will not offer any shares on behalf of a Selling Stockholders.  The Selling Stockholders are not required to sell their shares, nor have they indicated to us, as of the date of this prospectus, an intention to sell its shares. The Selling Stockholders are offering the common stock for their own account.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by the Selling Stockholders, including, (i) the number of shares of our common stock beneficially owned by each prior to this offering; (ii) the percentage of such shares of the Company's issued and outstanding shares; (iii) the total number of shares of our common stock that are to be offered by the Selling Stockholders; (iv) the percentage of the issued and outstanding shares being offered;(v) the total number of shares that will be beneficially owned by the Selling Stockholders upon completion of the offering; and (vi) the percentage owned by each upon completion of the offering. To the best of our knowledge, neither of the Selling Stockholders is a broker-dealer or affiliate thereof.

The shares below were issued to the Selling Stockholders pursuant to subscription agreements. The 1,000,000 shares were issued under the exemption from the registration requirements of Section 4(2) of the Securities Act of 1933, as amended, due to the fact that the issuance did not involve a public offering of securities.

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Selling Stockholders Table

Selling Stockholder	Shares of Common Stock Owned by Selling Stockholder	Percentage of Common Stock Owned Before the Offering (1)	Shares of Common Stock Included in Prospectus	Beneficial Ownership After the Offering (1)(2)	Percentage of Common Stock Owned After Offering (1)(2)
Rehan Saeed	50,000	.063%	50,000	-0-	-0-
Saeed Khan	50,000	.063%	50,000	-0-	-0-
Zeeshan Saeed (3)	1,000,000	13.25%	50,000	950,000	12.59%
Shaukat Ali	250,000	3.31%	250,000	-0-	-0-
Totals

(1)	Based upon beneficial ownership information reported to the Company as of November 5, 2014.
(2)	Assuming that all the 10,000,000 shares are sold and that the respective Selling Shareholders sold all shares owned of record as registered under this Registration Statement.

(3)	Effective June 1, 2014, we entered into that certain three-year consultant agreement (the "Consultant Agreement") with Zirex Consulting Inc. ("Zirex Consulting"), of which Zeeshan Saeed ("Saeed") is the sole officer and director (the "Consultant"). In accordance with the terms and provisions of the Consultant Agreement: (i) Saeed through Zirex Consulting shall provide services to us primarily relating to operational aspects regarding the pest control industry. In consideration therefore, we shall pay Zirex Consulting an aggregate monthly fee of $2,000 and issue 1,000,000 shares of our restricted common stock (which issuance of stock is deemed consideration for prior services provided by Zirex Consulting for the past fiscal year.

PLAN OF DISTRIBUTION

This Offering relates to the sale of up to 10,000,000 Shares at the estimated Offering price of $0.04 per share in a “best-efforts” direct public offering, without any involvement of underwriters. The shares will be offered and sold by Zahoor Ahmad, our sole officer and director. Mr. Ahmad will not receive a sales commission or any other form of compensation for this Offering. In connection with his efforts, our officer will rely on the safe harbor provisions of Rule 3a4-1 of the Securities Exchange Act of 1934. Generally speaking, Rule 3a4-1 provides an exemption from the broker/dealer registration requirements of the Securities Exchange Act of 1934 for persons associated with an issuer provided that they meet certain requirements. Those requirements are: (i) not be subject to a statutory disqualification as defined in Section 3(a)(39) of the Exchange Act; (ii) not be compensated in connection with the sale of our securities by payment of commissions or other remuneration based either directly or indirectly on transaction; and (iii) not be associated with a broker-dealer. Moreover, any sales duties of Mr. Ahmad will be considered passive. No one has made any commitment to purchase any or all of the Shares being offered. Rather, our officer will use his best efforts to find purchasers for the Shares. We are not required to sell any minimum number of Shares in this Offering. Funds received from investors will not be placed in an escrow, trust or similar account. Instead, all cleared funds will be immediately available to us following their deposit into our bank account, and there will be no refunds once a subscription for Shares are accepted. We cannot predict how many Shares, if any, will be sold.

As of September 30, 2014, we have a total of $65,546 in current liabilities. As of December 31, 2013 and December 31, 2012, we have a total of $47,777 and $57,731, respectively, in debt.

We will bear any expenses of this offering, which we estimate to be $30,000.

We also may retain an underwriter to assist us or to supplant our selling efforts in the Offering. At this time we do not have any binding commitments, agreements, or understandings with any potential underwriter. If we elect to utilize an underwriter, we will amend this Prospectus. We have prepared this prospectus as if we are not using an underwriter to assist us with this Offering. To the extent that we are able to sell the Shares directly through our officers, directors, and employees, the net proceeds received from this Offering will be correspondingly higher than if we engage an underwriter.

This Offering will terminate no later than 12 months after the effective date of this prospectus, unless the Offering is fully subscribed before that date or we decide to close the Offering prior to that date. In either event, the Offering may be closed without further notice to you.  However, the offering will remain open at least six months from the effective of the registration statement for the benefit of Selling Stockholder.  All costs associated with the registration will be borne by us.

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We have not authorized any person to give any information or to make any representations in connection with this Offering other than those contained in this prospectus and if given or made, that information or representation must not be relied on as having been authorized by us. This prospectus is not an offer to sell or a solicitation of an offer to buy any of the securities to any person in any jurisdiction in which that offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances, create any implication that the information in this prospectus is correct as of any date later than the date of this prospectus. Purchasers of share either in this Offering or in any subsequent trading market that may develop must be residents of states in which the securities are registered or exempt from registration. Some of the exemptions are self-executing, that is to say that there are no notice or filing requirements, and compliance with the conditions of the exemption renders the exemption applicable.

Prior to the date of this prospectus, there has been no trading market for our common stock. Until an active and steady trading market develops for our common stock, the price at which shares of our common stock trades at in the future may fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for our shares, developments affecting our businesses generally, including the impact of the factors referred to in “RISK FACTORS” above, investor perception of the Company, and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for our shares or that an investor will be able to resell the chares purchased in this Offering.

Shares of common stock sold in this Offering will be freely transferable, except for shares of our common stock received by persons who may be deemed to be “affiliates” of the Company under the Securities Act. Persons who may be deemed to be affiliates of the Company generally include individuals or entities that control, are controlled by or are under common control with us, and may include our senior officers and directors, as well as principal stockholders. Persons who are affiliates will be permitted to sell their shares of common stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by Section 4(1) of the Securities Act or Rule 144 adopted under the Securities Act.

PENNY STOCK REGULATION

Our common stock will be considered a “penny stock” as defined by Section 3(a)(51) and Rule 3a51-1(g) under the Securities Exchange Act of 1934 because we do not have:

●	Net tangible assets (i.e., total assets less intangible assets and liabilities) in excess of $2,000,000, and
●	Average revenue of at least $6,000,000 for the last three years.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

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Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The above-referenced requirements may create a lack of liquidity, making trading difficult or impossible, and accordingly, shareholders may find it difficult to dispose of our shares.

STATE SECURITIES - BLUE SKY LAWS

Transfer of our common stock may also be restricted under the securities laws or securities regulations promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

We are not currently listed in Standard and Poor's Corporation Records, a nationally recognized securities manual, which would provide us with “manual” exemptions in 38 states as indicated in 1 Blue Sky L. Rep. (CCH) 2401 (2008),  entitled “Standard Manuals Exemptions.”  We intend to obtain a listing in Standard and Poor's Corporation Records and intend to do so as soon as possible.

Thirty-eight states have what is commonly referred to as a “manual exemption” for secondary trading of securities purchased under this registration statement. In these states, so long as we obtain and maintain a Standard and Poor’s Corporate Records listing or another acceptable manual, secondary trading of our Common Stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, Delaware, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, South Dakota, Texas, Utah, Vermont, Washington, West Virginia, Wisconsin, and Wyoming. In most instances, under current state rules, secondary trading can occur in these states without further action. However no assurance can be given that such rules will not change in the future or that a specific secondary trading transaction will qualify for a manual exemption.

We may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

PROCEDURES FOR SUBSCRIBING TO SHARES OFFERED BY THE COMPANY

If you decide to subscribe for any shares in this Offering, you are required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. All checks for subscriptions should be made payable to Legendary Ventures, Inc.

SHARES OFFERED BY THE SELLING STOCKHOLDERS

400,000 shares of common stock are included in this prospectus as being offered by the Selling Stockholders.  The offering will be kept open for at least six months to allow the Selling Stockholders to sell their shares pursuant to this registration statement and prospectus.

The Company will pay the expenses of the registration of the Selling Stockholder’s shares.

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The Selling Stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock received after the date of this prospectus from the Selling Stockholders as a gift, pledge, partnership distribution or other transfer, may offer the shares covered by this prospectus to the public or otherwise from time to time. The registration of these shares does not necessarily mean that any of them will be offered or sold by the Selling Stockholders. The Selling Stockholders have informed us that any or all of the common shares covered by this prospectus may be sold to purchasers directly by the Selling Stockholders or on their behalf through brokers, dealers or agents in private or market transactions, which may involve crosses or block transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
●	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.

The Selling Stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.

The Selling Stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The aggregate proceeds to the Selling Stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any.

The Selling Stockholders may receive underwriter compensation. The Selling Stockholders in this prospectus will be able to sell at the market price and may profit by the difference between its cost and the market price so long as the market price per share exceeds the Selling Stockholders' costs per share.

The Selling Stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from the offering made by the Selling Stockholders.

The Selling Stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act provided that they each meet the criteria and conform to the requirements of that rule.

The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act.  Selling stockholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. To the extent required, the shares of our common stock to be sold, the name of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates and that there are restrictions on market-making activities by persons engaged in the distribution of the common shares.

We have also advised the Selling Stockholders that if a particular offer of common shares is to be made on terms constituting a material change from the information described in this “Plan of Distribution” section of the Prospectus, then, to the extent required, a prospectus supplement must be distributed setting forth such terms and related information as required.

In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, if applicable.

The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed with the Selling Stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(d) promulgated under the Securities Act.

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INTERESTS OF NAMED EXPERTS AND COUNSEL

The consolidated financial statements of Legendary Ventures, Inc. as of December 31, 2013 and 2012, included herein and elsewhere in this prospectus, have been audited by Terry L. Johnson, an independent registered public accounting firm, for the periods and the extent set forth in its report appearing herein and elsewhere in the prospectus. The consolidated financial statements have been included in reliance upon the report of such firm given upon its authority as an expert in auditing and accounting.

Diane D. Dalmy (the “Firm”), has acted as our counsel in connection with this offering, including with respect to opining on the validity of the issuance of the securities offered in this prospectus.   Also, if an underwriter is engaged by the Company in connection with this offering, certain legal matters in connection with this offering will be passed upon for the underwriters by the Firm.

The Firm will be compensated for its fees incurred in the preparation of this prospectus and the related registration statement filed with the SEC. Such compensation is expected to be paid from a portion of the sale proceeds realized by the Company from its offering of Shares herein.

DESCRIPTION OF BUSINESS

CORPORATE HISTORY

Legendary Ventures, Inc. was incorporated in Nevada on December 7, 2012 and became a pest control services company when we acquired Encon.

Legendary Ventures Inc. qualifies as an "emerging growth company" as defined in the Jumpstart our Business Startups Act (the "JOBS Act"), which was recently signed into law April 5, 2012. The Company therefore will be subject to reduced public company reporting requirements.

An emerging growth company is a company with annual gross revenues of less than $1,000,000,000 during its most recently completed fiscal year. An emerging growth company retains its status and reduced regulatory and reporting requirements associated with it until the earliest of:

●	the last day of the first fiscal year during which the Company has annual gross revenues of $1,000,000,000 or more;
●	the last day of the first fiscal year following the fifth anniversary of the Company's initial public offering ("IPO");

●	the date on which the Company has, during the previous three year period, issued more than $1,000,000,000 in non-convertible debt; or
●	the date on which the Company is deemed to be a large accelerated filer.

The Company is an emerging growth company for purposes of the Securities Act and the Securities Exchange Act if the first sale of common equity securities of such issuer pursuant to an effective registration statement under the Securities Act occurred on or before December 8, 2011. The Company is exempt from certain regulatory and reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The JOBS Act facilitates the IPO process for emerging growth companies by exempting them from:

●	Section 14A(a) and (b) of the Exchange Act implemented by Section 951 of the Dodd-Frank Act, which requires companies to hold shareholder advisory votes on executive compensation and golden parachute compensation;

●	Section 14(i) of the Exchange Act, which will require companies to disclose the relationship between executive compensation actually paid and the financial performance of the company;
●	Section 953(b)(1) of the Dodd-Frank Act, which will require companies to disclose the ratio between the annual total compensation of the chief executive officer and the median on the annual total compensation of all employees of the respective company;

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●	The requirement to provide certain other executive compensation disclosure under Item 402 of Regulation S-K, of which an emerging growth company will be required to comply only with the more limited provisions of Item 402 applicable to smaller reporting companies.
●	An emerging growth company will not be required to provide an auditor's attestation report on internal financial reporting controls under Section 404(b) of the Sarbanes-Oxley Act of 2002;
●	An emerging growth company will not have to comply with any new or revised financial accounting standards not applicable to private companies; and

●	An emerging growth company will not have to comply with any rules that the Public Company Accounting Oversight Board might adopt requiring audit firm rotation or auditor discussion and analysis of the issuer's financial statements.

Under the JOBS Act, emerging growth companies are subject to scaled financial disclosure requirements. Pursuant to these scaled requirements, emerging growth companies may: (i) provide only two rather than three years of audited financial statements in their IPO Registration Statement; (ii) provide selected financial data only for periods no earlier than those included in the IPO Registration Statement in all SEC filings, rather than the five years of selected financial date normally required; (iii) delay compliance with new or revised accounting standards that have different effective dates for public and private companies until they are made applicable to private companies; and (iv) be exempted from compliance with Section 404(b) of the Sarbanes-Oxley Act, which requires companies to receive an outside auditor's attestation regarding the issuer's internal controls.

We have decided to take advantage of the exemptions provided to emerging growth companies as outlined above. As a result, some investors may find our common stock less attractive as a result. The result may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, during the IPO offering process, emerging growth companies are exempt from: (i) restrictions on analyst research prior to and immediately after the IPO, even from an investment bank that is underwriting the IPO; (ii) certain restrictions on communications to institutional investors before filing the IPO registration statement; and (iii) the requirement initially to publicly file IPO Registration Statements. Emerging growth companies can confidentially file draft Registration Statements and any amendments with the SEC. Public filings of the draft documents must be made at least 21 days prior to commencement of the IPO "road show."

Stock Purchase Agreement.

On December 31, 2012, the Company entered into a stock purchase agreement with the spouse of our chief executive officer, Fareeha Ahmad, the sole shareholder of Encon Pest Control, Inc. (“Encon”), a private Ontario corporation in the business of serving residential, commercial and industrial southern Ontario communities with pest control services whereby the Company acquired all of the outstanding stock of Encon for a promissory note to Fareeha Ahmad in the amount of $46,400. The original promissory note bears zero percent (0%) interest and has a maturity date, June 30, 2014. As a result of the stock purchase agreement, Encon became a wholly owned subsidiary of the Company.

On June 1, 2014, the Company and Fareeha Ahmad executed an amendment to the stock purchase agreement dated December 31, 2012 to cancel the promissory note of $46,400 and replace it with a two year consulting agreement with total annual consulting fees of $23,200 to be paid in monthly installments. As a consultant, Mrs. Ahmad will manage the residential and commercial accounts.

OUR BUSINESS

We are a full pest control services company based in Mississauga, Canada. We offer services both residential and commercial market to the Ontario, Canada community. Through our wholly-owned subsidiary, Encon, we specialize in domestic and commercial extermination and the strategies used are continuously improving so that our standards, knowledge and efficiency, will guarantee customer satisfaction. We offer competitive services at affordable prices. We are a  family-owned company known for outstanding customer service. We protect households against unwanted pest attacks and assist our customers in keeping their house and offices pest free. Our business strategy involves a team of experts who visit the customer home and determine their problems and then outline a plan of action which is personalized to their needs.

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The pest control industry provides bird control and extermination services for bed bugs, mosquitoes, rodents, and termites and other insects and pests for residential and commercial clients. Operators also provide fumigation services. This industry does not include companies that provide pest control for agriculture or forestry purposes.

We also are specialized in fire ant control, insulation services, mosquito prevention and control, new construction treatments, pest control, termite protection, wildlife control and exclusion services and providing pest control services both residentially and commercially. Our wholly-owned subsidiary, Encon, specializes in domestic and commercial extermination and the strategies used are continuously improving so that our standards, knowledge and efficiency, will provide customer satisfaction. We are a full service residential, commercial and industrial pest control company serving the Ontario, Canada community.

We also provide a guarantee to our customers. If our customers are not satisfied with the results of the scheduled treatment, we will retreat the entire area free of charge. If, even after this, they are not satisfied, we will collaborate on further attempts to resolve the problem or refund their last service payment.

SERVICES AND PRODUCTS

Our pest control major projects and services are divided into two categories; residential pest control services and commercial pest control services.

Residential Pest Control Services.

We offer house protection during the entire year and our service plan includes protection against a large number of house invading pests such as cockroaches, ants, mice, rats, spiders, silverfish, fleas, bedbugs etc. Also, we provide visits from a professional team three times a year so that the pest problem will not reappear. Our services involve a two-step program: (i) initial visit during which the first treatment targets pests which might be or not be present in the cracks and crevices of a home; and (ii) on-going visits based on differing attacks per season and prevention of new invaders.

Insects. The focus of our pest control is to prevent insects and feral pests from entering residences or commercial properties as follows: (i) ants, which are one of the most common house pests and difficult to control because they travel great distances across unsanitary areas; (ii) bedbugs, which are a relatively new problem since they spread easily once they have infiltrated a house and very difficult to treat; (iii) cockroaches, which are one of the most dangerous pests in the house as they are a great threat to health carrying diseases such as salmonella, dysentery or gastroenteritis, leave an obnoxious odor on food and belongings, and breed rapidly and highly resilient to pesticides; (iv) spiders, which include the funnel web spider, huntsman spiders, red back spider and white-tailed spiders; (v) flies, which are know for the sound they make while also posing a health risk for humans by transmitting microbes responsible for food poising, dysentery, tuberculosis, cholera and parasitic worm infections; (vi) mosquitoes, which bites are irritating and can transmit diseases such as malaria or dengue fever; (vii) pests that damage textiles of which the most dangerous is the larvae moth damaging clothes, fabrics, carpets, furs and leathers; (viii) wasps and bees, which are a threat to those allergic to the venom; and (ix) other bugs which include many other species spreading diseases and causing damage to household possessions and even causing psychological distress.

Rodents. Rodents and feral pests might occur in the garden or house and can be a great health risk as well as a risk to the house structure or crops as follows: (i) feral pests usually live around the home and destroy the green area for living and entertainment, damaging trees and wildlife and a source of bacteria; (ii) rats, which can infest your house imposing extensive damage to the wiring, floor joints, walls, and insulation; (iii) mice, which are also a main source for bacteria, fecal matter source for triggering asthma in children, contaminate food and water; and (iv) birds, which can damage our property as well as spread diseases such as salmonella and ornithosis, damage property with fecal matter, attract other pests with their nests.

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We also offer multiple home maintenance services, which are key to a home's integrity. Those services include: (i) gutter cleaning; (ii) temperature vents; (iii) moisture control and power; (iv) vapor barriers; (v) chimney capping; (vi) live animal trapping and removal.

Commercial Pest Control. Commercial buildings must meet certain regulations and requirements related to the physical layout, maintenance, sanitation regulations and storage practices. We provide service to such sites offering a large variety of services based on the strict sanitation regulations imposing pest control. Our commercial customers will benefit from experience and an integrated pest management pro-active program. We detail customized solutions for different types of businesses as follows: (i) dairy industry; (ii) education; (iii) energy and utilities; (iv) farming and agriculture and other businesses; (v) food processing pharmaceuticals; (vi) government and local authorities; (vii) healthcare; (viii) hospitality and leisure; (ix) industrial and construction; (x) museums and antiquities; (xi) offices; (xii) restaurants and bars; (xiii) retail; and (xiv) wine industry.

Integrated Pest Management

We specialized in Integrated Pest Management (IPM), which implies an approach to pest control that combines all the methods present today on the market to prevent the appearance of pests in an environment (the "Encon IPM Program"). In all of Encon IPM Programs, pesticides are used only when they are impetuously needed, so that the results are acceptable with causing minimal harm to mammals or any life form which is not targeted. Encon IPM Programs are biological, mechanical or cultural. Biological implies the use of natural predators or parasites. Mechanical implies traps or other exclusion techniques. Cultural implies a reorganizing the hygiene habits to prevent further development of pest infestation.

Our process entails a detailed examination at every facility during which the five pest-activity zones are monitored: (i) customer and employee areas; (ii) entry points; (iii) food sources; (iv) harborage points; and (v) water sources. After the detailed inspection is complete, all the potential and current pest sites are noted. There are different strategies for treatments based on variables, such as growth pattern of the infestation and characteristics. The number of variables needed in an investigation to achieve a perfect "cookie cutter" solution for one facility is far too great. Factors such as location, climate, the building and its age play an important part in the program. The main focus of our program is the sanitation schedule, which leads to a direct impact towards the factors causing the pests. The main treatment strategies are all non-chemical and the chemical strategies are second in the event the first one is not suitable or does not reflect the desired results. Ongoing monitoring and maintenance are a critical step in our program as this step implies the accurate reporting about pest sightings as well as extensive documentation available for the clients and regulatory. Lastly, fumigation which is a procedure accomplished with up to date treatments and latest trends utilizing fumigation techniques done responsibly, ensuring quality and maintenance of the property, abiding with government regulations, technical and safety training, licensing and use of certified applicators.

We provide the following pest protections under our Encon IPM Program as follows:

●	Fly control by using a revolutionary technique, the new electronic Vector Fly System, against flies to maintain sanitation. The system is small and can be placed almost anywhere without disturbing the design. It does not use any chemical and also you will not be disturbed by the insects which might fall as an effect of the apparatus, thus making it proper even for cooking areas. It uses low-voltage pulses which affects the nervous system of the flying insect, directing them to fly straight into the unit where there is non-toxic adhesive board. This system can function 24 hours a day, silently and can make your life free of flying insects.
●	Washroom care by offering assistance in maintaining proper sanitation levels in the washroom and reducing the possibility of germs being transmitted, especially through manual contact as well as to keep a pleasant smell in the washroom.

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●	Odor care involving a two step program not only masking odors but eliminating them with: (i) advanced AirStreme™ Misting System with powerful all-natural reactants neutralizing airborne odors from accumulated waste; or (ii) BioStreme™ Micronutrients for eliminating sources by converting odorous anaerobic bacteria into non-odorous facultative bacteria.
●	Bird control having a negative impact by bring disease or ectoparasite carriers, contaminating water and food products, creating damage to building structure, creating liability with physcial contact, making environment dangerous for working or living, minimizing your professional image, and producing noise, feather and dropping.
●	Wildlife control, including opossums, raccoons, squirrels, skunks and others are the wildlife.

SUPPLIERS

We purchase our pest control products from major suppliers and have contractual relations as follows:

Gardex Chemicals LTD

Gardex Chemicals Ltd. ("Gardex") offers the highest quality products available through Gardex Brand chemicals, along with insecticides, rodenticides, fumigants, and a wide variety of application and safety equipment from the most reputable manufacturers around the globe. We believe that Gardex make every effort to find the most efficacious, affordable, and innovative products to assist with our business of serving our customers.

Univar Canada

Univar Canada ("Univar") provides lime and liquid lime products to help scrub exhaust gases and precipitate heavy metals from waste water for clearer skies and cleaner rivers. We believe Univar is a world leader in the distribution of chemistry and related products and services. Univar is more than just a distribution company. Univar scale, geographic reach, diversified distribution channels, industry expertise and comprehensive product portfolio enable it to develop strong, long-term relationships with suppliers and to provide a single-source solution for industry.

Bell Labs

Bell Labs ("Bell") is the exclusive manufacturer of rodent control products and produces the high quality rodenticides and other rodent control products available to the pest control and agricultural industries on six continents. Bell Labs has developed a complete line of products - rodenticides, tamper-resistant bait stations, non-poisonous glue boards, mechanical traps and attractants - to control rodents in any situation.

EMPLOYEES

As of the date of this Prospectus, we have two full time employees.

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OUR MARKET

General

We believe that the pest control industry has seen unprecedented growth in recent years, on the back of an increasing number of pests and growing consciousness around health issues. Due to increasing health issues, people are becoming more cautious about the environment around them. One of the major reasons for the rising demand of the pest control measures, especially in the North America, could be attributed to the increasing federal and state regulations imposed on the commercial segment. Due to these restrictions, the segment has become more aware and is maintaining high safety standards. With the increasing need to maintain a pest free environment, the sales of the pest control service providers has increased significantly, which in turn provides incentive for more players to enter into the market and establish themselves in the industry. The pest control services market is characterized by stiff competition within the industry, launch of eco-friendly products, offering of customized services and a number of mergers and acquisitions.1

The rise of bed bugs across the United States has left homeowners and business owners frustrated, but been a boon for the Pest Control industry, which experienced heightened demand for its services. While bed bugs were typically confined to hotels and some residences in the past, the creatures have begun to pop up in unlikely spots, including movie theaters, offices and even clothing stores. We believe that the increased occurrence of these pests has led to substantial demand for pest exterminators and rising service prices.

Furthermore, the more insecticide-resistant strain of bed bugs has driven operators to research product innovation to deliver solutions to homeowners and businesses. Heightened demand for bed bug extermination has also caused the number of industry companies to rise. Rising demand and service prices have resulted in higher profit margins for pest control companies. We believe that while profit margins may have declined slightly during the recession due to rising fuel expenses and price-based competition, heightened demand for industry services has favorably affected margins overall and allowed operators to pass on price increases to consumers.

We further believe that conditions are expected to further improve over the five years to 2018 with industry revenue forecast to increase. Increased business and consumer spending will drive demand for regular inspections for pests. Furthermore, with increased income, businesses and consumers will be less likely to opt for cheaper household products from home and garden stores. Instead, they will favor more effective and expensive professional exterminating treatments. Housing sales and residential construction are also expected to rise, further supporting demand for fumigation services. Increasing and changing pest populations across the North America will characterize the next five years for the pest control industry.

Canadian Market

Management believes that the Pest Control industry has experienced robust growth over the past five years, led by the increasing presence of bed bugs. The rising ubiquity of these nighttime critters has fuelled demand for pest extermination professionals, underpinning robust industry revenue growth. Management further believes that revenue growth may accelerate because of the rapid proliferation of bed bugs, which has yielded strong demand particularly from hotels and residential clients.

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Pest control services in Canada are traditionally geared toward the commercial market, which management believes makes up an estimated 80.0% of industry revenue. Pest control operators are increasingly targeting residential customers and diversifying their service lines, however, in order to take advantage of more untapped markets. The Pest Control industry has a moderate degree of market share concentration that has expanded over the past five years. Larger companies have pursed targeted acquisitions in order to increase the density of their client base. With high transportation costs, larger pest control companies are increasingly acquiring nearby companies to expand the number of clients they serve within their immediate vicinity.

The Canadian market is roughly the opposite of the U.S. market and is 80 percent commercial and 20 percent residential. The residential market is likely to increase with more over-the-counter pesticide products being banned and taken away from the end user. There is no doubt that this will create a need for consumers to look to hire a professional pest management company. Bed bugs are giving the market a push and they will be around for a while. Some businesses have started only offering bed bug services. With climate changes, we are likely to see new pests emerge in Canada which can offer new service opportunities.

Market Demographics

The success of any business especially pest control heavily depends on the market demographics. The market demographics show how much potential is there to boost the business. Moreover, market demographics are also critical for long term growth of the business. Encon Pest Control is based in Mississauga and is the member of Canadian Pest Management Association (CPMA) and Professional Structural Pest Management Association in Ontario (PSPMAO). Currently we are serving in Brampton, Burlington, Milton, Mississauga,Welland, Niagara Falls, Oakville, St. Catharines and Toronto areas. Mississauga  is a city in Southern Ontario, Canada. It lies on the shores of Lake Ontario, located in the Regional Municipality of Peel, in the western part of the Greater Toronto Area. The city has a population of 713,443 as of the Canada 2011 Census, and is Canada's sixth-most populous municipality. It is the largest suburb in Anglo-America by population. However, as the city ran out of vacant lands, the city shifted its focus to building a full-fledged downtown core while shaping its new identity as a distinct city from Toronto.  Mississauga was also rated as Canada's 11th best city to live in terms of prosperity according to MoneySense magazine.

CONSULTANT AGREEMENT

Effective June 1, 2014, we entered into that certain three-year consultant agreement (the "Consultant Agreement") with Zirex Consulting Inc. ("Zirex Consulting"), of which Zeeshan Saeed ("Saeed") is the sole officer and director (the "Consultant"). In accordance with the terms and provisions of the Consultant Agreement, Saeed through Zirex Consulting shall provide services to us primarily relating to our operational aspects involving the pest control industry. In consideration therefore, we shall pay Zirex Consulting an aggregate monthly fee of $2,000 and issue 1,000,000 shares of our restricted common stock (which issuance of stock is deemed consideration for prior services provided by Zirex Consulting for the past fiscal year.

On June 1, 2014, the Company and Fareeha Ahmad amended the stock purchase agreement dated December 31, 2012 to cancel the promissory note of $46,400 and replace it with a two year consulting agreement with total annual consulting fees of $23,200 to be paid in monthly installments. Mrs. Ahmad will stay on as a consultant were she will continue to manage the residential and commercial accounts.

MARKETING STRATAGIES

As with any business, products or services, marketing is essential for success. Marketing does not just happen at the startup phase, but it is a continuous process even for the most successful businesses. Selling pest control services is not different from other businesses in that it requires commitment over the long haul. The owners must also manage their time wisely because they are competing with other pest control services providers. The company is committed to provide best quality services at competitive prices. For effective marketing strategy it is mandatory to see what competitors are offering. A meticulous research has been done to analyze the exact market scenario and growth potential within the target market.

We are a small business operator and has no competition with national chains such as Orkin, Abell and Terminix. Our selling strategy is to offer innovative services and to approach targeted customer. There are about 900 pest controls companies in Canada and we certainly need to cut out to stand out from the crowd. Our marketing strategy is to represent its services as the best pest control offers. The company is positioning the best quality services with easy approach for the peoples. Our primary promotional and marketing policies will include the following.

2 http://www.ibisworld.ca/industry/default.aspx?indid=1495

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Networking and Referral Marketing

Networking. Commercial and residential customers often prefer to do business with someone they know or with a company that comes with a personal referral. Being involved in the community by participating in local business networking groups such as the Chamber of Commerce or a local business alliance provides the company with opportunities to network with other small business owners who support each other. Our pest control would focus on networking for promoting the business.

Referrals. Customers look for pest control services in the phone directory and online. No amount of advertising can compete with word of mouth, though. Develop relationships with homebuilders and property managers who often get calls for pest control referrals. We will start a referral campaign for current clientele by offering a bonus or future discount for every referral, provide the best service and follow-up to ensure a consistent stream of referrals.

Ask the Expert. In the business of providing pest elimination and control services, we intend to set our self apart from the competition by creating an image that casts as the expert. The National Pest Management Association provides members with a magazine format in which company will publish informative articles and hand or mail them to a group of prospects and current clients. Email newsletters filled with useful information related to seasonal pest problems to an email list we will continually update and increase. We intend to pitch our expertise to local television and radio stations, offer to do a segment for the station about various pest control topics complete with tips and instructions.

Local and Print Media Marketing Strategy

The most effective marketing channels are taken into consideration while preparing the local and print media marketing strategies. We intend to work closely with marketing professionals to ensure that we are on the cutting edge of advertising technology. It is important to highlight that the majority of the most effective marketing channels are internet-based. Given this fact, marketing cost of advertising will be relatively low compared to leveraging more traditional local and print media campaigns. The following is a complete breakdown of our local and print media marketing strategy: (i) newspapers and magazines in which we may place small ads throughout the first few months of expanding operations; (ii) printed brochures; (iii) effective customer support to timely respond to calls, emails and online queries; and(iv) free samples.

Internet Marketing Strategy

A new development on the part of marketing strategy is the role of social media and the internet. We believe that this is the most effective marketing channel to market products and services. When bedbugs made daily news reports in 2010, the New York Times reported an 83 percent jump in searches on Google for pest control services and information. If a business is not among the links users find when they search for help, it will miss out on much of that new business. We intend to create a website that’s easy for potential clients to read and clearly presents contact information so customers can call or email and get an immediate response.

The company will make full use of available internet marketing channels. “Online” or “Internet” marketing is comparatively cost-effective than the traditional “Local and Print Media” marketing campaigns. The following is a complete breakdown of the internet marketing strategy: (i) search engine optimization to provide visibility of our website on all major search engines; (ii) paid advertisements with Google, Adsense and Facebook to display our website ads on all major search results; (iii) social media marketing placing advertisements; (iv) YouTube commercials regarding our services; and (v) professional networking with industry experts mainly through online efforts such as LinkedIn, etc.

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REGULATORY ENVIRONEMNT

The Canadian Pest Control market is over-regulated and have access to a very limited line-up of active ingredients. Regulations can vary from province to province and city to city. The regulatory climate is making companies hire people who are willing to learn more about pest biology and how to better apply exclusion techniques. They become experts at generating preventative and corrective management procedures thus reducing the opportunities for pests to flourish and prevent problems. These are good things in the end but the regulatory climate is very challenging.

Pest Control Regulation Process

The registration process for pest control products in Canada is considered to be one of the most rigorous worldwide. In 2006, Canada introduced a new Act with many requirements, such as added safety factors and taking into account vulnerable populations. To meet the strict requirements for registration in Canada, industry is required to submit extensive scientific and technical data for screening and review by the Pest Management Regulatory Agency (PMRA) under the Pest Control Products Act. PMRA evaluates the data for the product's "effectiveness and the potential for adverse impact on human health and the natural environment." Only products that pose no unacceptable risks to health and environment are approved by Health Canada. Health Canada’s number one priority is to protect the Health of Canadians. Health Canada employs over 350 professionals to review applications for new pesticides to be approved as well as regularly re-evaluating existing products. These people are experts in, among other things: (i) toxicology; (ii) entomology; (iii) weed biology; (iv) chemistry; and (v) environment.

Pest Control Products Act (PCPA)

PMRA’s mandate is to administer the PCPA which regulates products that are manufactured or used as a means for directly or indirectly controlling, destroying, attracting/repelling a pest for mitigating or preventing its injurious, noxious or troublesome effects. Their mandate includes: (i) preventing unacceptable risks to people and the environment from the use of pest control products; and (ii) ensuring with reasonable certainty that no harm to human health, future generations, or the environment will result from exposure to or use of the product, taking into account its conditions or proposed conditions of registration. Only pest control products that are determined to be of acceptable value are approved for use in Canada.

COMPETITION

Pest management is a global industry and Canada has long-been home to some of the most creative and successful pest management companies in North America. According to Manta.com listing there are more than 876 pest control companies in Canada. Familiar names such as Orkin, Ecolab, Steritech, Rentokil and Copesan have operations in the country and join recognized Canadian-based firms including Abell Pest Control and Maheu & Maheu to form a dynamic marketplace with a heavy emphasis on commercial work. On August 15, 2013, Terminix, the world’s largest pest and termite control provider, announced its entry into the Canadian pest control market with the acquisition of substantially all of the assets of Toronto-based Magical Pest Control. While not equal in size to the U.S. market, the two markets do face similar challenges, bed bugs for example, but Canadian PMPs have far greater challenges in the regulatory area. We believe that there is an inevitable bed bug opportunity in larger cities like Toronto, Vancouver, and Montreal. The market is pretty mature but there is room for creative companies to be successful.

We believe that we will distinguish ourselves from the competition through our innovative products and quality of service. Our competitive edges are our ability to provide unique services to our customers more economically and faster than any of our competitors. We believe our key competitive edges are as follows: (i) implementing innovating technologies to control insects/pests, such as the use of thermal technology to control bed bugs; (ii) outsourcing the customer services and other such services to international low cost call centers; (iii) souring low cost and higher quality materials; (iv) creating innovative and targeted marketing plans to promote pest control business; (v) focus on customer strategy as per customized requirements of the market; and (vi) use of exceptional expert teams with extensive prior experience and success.

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Potential Barriers

The pest control industry has moderate barriers to entry. The primary barriers involve licensing and regulatory requirements for new entrants, as well as trained and licensed staff. In Canada, all pest control technicians and fumigators must hold a provincial pesticide applicator license. In addition to having an exterminator license, all businesses that employ persons that apply federally regulated pesticides commercially must have an Operator General License. Start-up costs vary depending on the scale of operations. New businesses need to secure warehouses or operational facilities and specialized equipment and vehicles. Companies also need supplies, such as insecticide sprays, dusters, repellents, powders, foams and gels based on treatment types.

DESCRIPTION OF PROPERTY

We lease office and warehouse space from our President/Chief Executive Officer located at 5615 Doctor Peddle Cres, Mississauga, Ontario, Canada. This location serves as both our principal executive office and the inventory location for our pest control products.

LEGAL PROCEEDINGS

As of the date of this Prospectus, management is not aware of any legal proceedings contemplated by any governmental authority or any other party involving us or our properties. As of the date of this Prospectus, no director, officer or affiliate is (i) a party adverse to us in any legal proceeding, or (ii) has an adverse interest to us in any legal proceedings. Management is not aware of any other legal proceedings pending or that have been threatened against us or our properties.

PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

MARKET INFORMATION

Our common stock does not trade on either the OTCQB or the OTC Bulletin Board.

SHAREHOLDERS OF RECORD

As of December 11, 2014, there were approximately 39 holders of record of our common stock.

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DIVIDENDS

We have never declared or paid a cash dividend. At this time, we do not anticipate paying dividends in the future. We are under no legal or contractual obligation to declare or to pay dividends, and the timing and amount of any future cash dividends and distributions is at the discretion of our Board of Directors and will depend, among other things, on our future after-tax earnings, operations, capital requirements, borrowing capacity, financial condition and general business conditions. We plan to retain any earnings for use in the operation of our business and to fund future growth. You should not purchase our Shares on the expectation of future dividends.

INFORMATION RELATING TO OUTSTANDING SHARES

As of December 11, 2014, there were 7,545,000 shares of our common stock issued and outstanding. We have not reserved any other shares for issuance upon exercise of common stock purchase warrants or stock options.

All of our issued and outstanding common shares (of which 5,000,000 shares are owned by officers, directors and principal stock holders) were issued in a private placement and have generally been held a period in excess of one year and are eligible to be resold pursuant to Rule 144 promulgated under the Securities Act.

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The resale of our shares of common stock owned by officers, directors and affiliates is subject to the volume limitations of Rule 144. In general, Rule 144 permits our affiliate shareholders who have beneficially-owned restricted shares of common stock for at least one year to sell without registration, within a three-month period, a number of shares not exceeding one percent of the then outstanding shares of common stock. Furthermore, if such shares are held for at least six months by a person not affiliated with us (in general, a person who is not one of our executive officers, directors or principal shareholders during the three month period prior to resale), such restricted shares can be sold without any volume limitation, provided all of the other requirements for resale under Rule 144 are applicable.

ISSUER PURCHASE OF SECURITIES

None.

CAPITALIZATION

The Company is authorized to issue 410,000,000 shares of common stock with a par value of $0.001.

On December 31, 2012, the Company issued 3,000,000 shares of common stock to its founding officer Zahoor Ahmad. The Company valued the shares at a par value of $.001 which resulted in an expense of $3,000.

During the year ended December 31, 2013, the Company issued 2,515,000 shares of common stock for $25,150 cash.

In the nine months ended September 30, 2014, the Company issued 2,030,000 shares of common stock of which 1,000,000 shares were to our chief executive officer for services, 1,000,000 shares were to an outside consultant for services and 30,000 shares were for $1,500 cash.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following analysis of our consolidated financial condition and results of operations for the years ended December 31, 2013 and 2012 and for the nine months ended September 30, 2014 should be read in conjunction with the Consolidated Financial Statements and other information presented elsewhere in this Prospectus.

GENERAL

On December 31, 2012, we entered into a stock purchase agreement with the spouse of our chief executive officer, Fareeha Ahmad, the sole shareholder of Encon Pest Control, Inc. (“Encon”), a private Ontario corporation in the business of serving residential, commercial and industrial southern Ontario communities with pest control services whereby we acquired all of the outstanding stock of Encon for a promissory note to Fareeha Ahmad in the amount of $46,400. The original promissory note bears zero percent (0%) interest and had a maturity date, June 30, 2014. On June 1, 2014, the Company and Mrs. Ahmad amended the stock purchase agreement to cancel the promissory note of $46,400 and include a two year consulting agreement with total annual consulting fees of $23,200 to begin accruing on June 30, 2014. Mrs. Ahmad will stay on as a consultant were she will continue to manage the residential and commercial accounts. As a result of the stock purchase agreement, Encon became a wholly owned subsidiary of the Company.

The Company has accounted for the acquisition of Encon as a reorganization of entities under common control. The Company has used the guidance of Emerging Issues Task Force: No 02-5, Definition of “Common Control” in Relation to FASB Statement No. 141 which states that common control exists among separate entities in situations of immediate family members, most notably with a married couple as in our case. In reorganizations of entities under common control, the balances of the acquired entity are carried over at historical costs with no goodwill or excess consideration recorded. Pursuant to FASB 141, the financial activity of the acquiree (Encon) in a reorganization of entities under common control is presented as if the acquiree was consolidated at the beginning of the period.

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RESULTS OF OPERATIONS FOR THREE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013

The following discussions are based on our consolidated financial statements, including our subsidiary. These charts and discussions summarize our financial statements for the three months ended September 30, 2014 and 2013 and should be read in conjunction with the financial statements, and notes thereto.

SUMMARY COMPARISON OF OPERATING RESULTS

	Three Months Ended September 30,
	2014	2013
Revenues	$7,563	$7,023
Cost of services	548	1,569
Gross Margin	7,015	5,454
Total operating expenses	75,228	8,385
Operating Income(Loss)	(68,213)	(2,931)
Total other income (expense)	(210)	(205)
Net income (loss)	(68,423)	(3,136)
Other Comprehensive Income (Loss)	(1,957)	655
Comprehensive Income (Loss)	(90,380)	(2,481)
Net income (loss) per share	$(0.01)	$(0.00)

Three Months Ended September 30, 2014 Compared to Three Months Ended September 30, 2013.

Our comprehensive net loss for the three months ended September 30, 2014 was ($70,380) compared to a comprehensive net loss of ($2,481) during the three months ended September 30, 2013 (an increase in comprehensive net loss of $67,899). We generated revenues of $7,563 during the three month period ended September 30, 2014 compared to $7,023 during the three month period ended September 30, 2013 (an increase in revenue of $540).

Cost of services sold decreased during the three month period ended September 30, 2014 to $548 from $1,569 incurred during the three month period ended September 30, 2013, resulting in a gross margin of $7,015 for the three month period ended September 30, 2014 compared to a gross margin of $5,454 for the three month period ended September 30, 2013.

During the three month period ended September 30, 2014, we incurred operating expenses of $75,228 compared to $8,385 incurred during the three month period ended September 30, 2013 (an increase of $66,843). These operating expenses incurred during the three month period ended September 30, 2014 consisted of: (i) consulting of $58,000 (2013: $-0-); (ii) general and administrative of $3,018 (2013: $6,448); (iii) insurance of $755 (2013: $908); (iv) officer compensation of $6,000 (2013: $-0-); and (v) professional fees of $7,455 (2013: $1,029).

Operating expenses incurred during the three month period ended September 30, 2014 compared to the three month period ended September 30, 2013 increased primarily due to the increase in consulting expense ($50,000 of which was from stock issued for services), professional fees and officer compensation based upon the accrued salary earned pursuant to the executive service agreement executed on June 1, 2014.

Our operating loss during the three month period ended September 30, 2014 was ($68,213) compared to an operating loss of ($2,931) during the three month period ended September 30, 2013.

During the three months ended September 30, 2014, we incurred other comprehensive loss in the form of foreign currency translation of $1,957 and foreign currency translation gain of $655 in the three months ended September 30, 2014.

Therefore, we realized a comprehensive loss of ($70,380) or ($0.01) for the three month period ended September 30, 2014 compared to a comprehensive loss of ($2,481) or ($0.00) for the three month period ended September 30, 2013. The weighted average number of shares outstanding was 5,545,000 for the three month period ended September 30, 2014 compared to 3,000,000 for the three month period ended September 30, 2013.

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RESULTS OF OPERATIONS FOR NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013

The following discussions are based on our consolidated financial statements, including our subsidiary. These charts and discussions summarize our financial statements for the nine months ended September 30, 2014 and 2013 and should be read in conjunction with the financial statements, and notes thereto.

SUMMARY COMPARISON OF OPERATING RESULTS*

	Nine Months Ended September 30,
	2014	2013
Revenues	$21,238	$20,147
Cost of services	2,033	3,422
Gross Margin	19,205	16,725
Total operating expenses	154,987	28,037
Operating Income(Loss)	(135,782)	(11,312)
Total other income (expense)	(642)	(648)
Net income (loss)	(136,424)	(11,960)
Other Comprehensive Income (Loss)	701	612
Comprehensive Income (Loss)	(135,723)	(11,348)
Net income (loss) per share	$(0.02)	$(0.00)

Nine Months Ended September 30, 2014 Compared to Nine Months Ended September 30, 2013.

Our comprehensive net loss for the nine months ended September 30, 2014 was ($135,723) compared to a comprehensive net loss of ($11,348) during the nine months ended September 30, 2013 (an increase in comprehensive net loss of $124,375). We generated revenues of $21,238 during the nine month period ended September 30, 2014 compared to $20,147 during the nine month period ended September 30, 2013 (an increase in revenue of $1,091).

Cost of services decreased during the nine month period ended September 30, 2014 to $2,033 from $3,422 incurred during the nine month period ended September 30, 2013, resulting in a gross margin of $19,205 for the nine month period ended September 30, 2014 compared to a gross margin of $16,725 for the nine month period ended September 30, 2013.

During the nine month period ended September 30, 2014, we incurred operating expenses of $154,987 compared to $28,037 incurred during the nine month period ended September 30, 2013 (an increase of $126,950). These operating expenses incurred during the nine month period ended September 30, 2014 consisted of: (i) consulting of $58,000 (2013: -0-); (ii) general and administrative of $5,882 (2013: $21,654); (iii) insurance of $2,253 (2013: $3,698); (iv) officer compensation of $64,968 (2013: $-0-); and (v) professional fees of $23,884 (2013: $2,685).

Operating expenses incurred during the nine month period ended September 30, 2014 compared to the nine month period ended September 30, 2013 increased primarily due to the increase in consulting (which includes $50,000 of stock issued for services), professional fees and officer compensation (which includes $50,000 of stock issued for executive services to our chief executive officer pursuant to an executive service agreement executed on June 1, 2014).

Our operating loss during the nine month period ended September 30, 2014 was ($154,987) compared to an operating loss of ($28,037) during the nine month period ended September 30, 2013.

During the nine month period ended September 30, 2014, we incurred other comprehensive income in the form of foreign currency translation of $701 (2013: $612).

Therefore, we realized a comprehensive loss of ($135,723) or ($0.02) for the nine month period ended September 30, 2014 compared to a comprehensive loss of ($11,348) or ($0.00) for the nine month period ended September 30, 2013. The weighted average number of shares outstanding was 5,532,468 for the nine month period ended September 30, 2014 compared to 3,000,000 for the nine month period ended September 30, 2013.

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RESULTS OF OPERATIONS FOR FISCAL YEARS ENDED DECEMBER 31, 2013 AND 2012

The following discussions are based on the consolidated financial statements of Legendary Ventures Inc. and its subsidiary. These charts and discussions summarize our financial statements for the years ended December 31, 2013 and 2012 and should be read in conjunction with the financial statements, and notes thereto, included with this report at Part II, Item 8, below.

SUMMARY COMPARISON OF OPERATING RESULTS

	Years Ended December 31,
	2013	2012
Revenues	$27,721	$28,468
Cost of services	4,710	6,651
Gross margin	22,561	21,817
Total operating expenses	39,722	49,784
Loss from operations	(17,161)	(27,967)
Total other income (expense)	(841)	(945)
Net Income loss	(18,002)	(28,912)
Other Income (Expense)	(841)	(945)
Net Income (Loss)	(18,002)	(28,912)
Other Comprehensive Income (Loss)	1,769	465
Comprehensive Income (Loss)	(16,233)	(28,447)
Net loss per share	$(0.01)	$(0.01)

Fiscal Year Ended December 31, 2013 Compared to Fiscal Year Ended December 31, 2012

Our net loss for fiscal year ended December 31, 2013 was ($18,002) compared to a net loss of ($28,912) during fiscal year ended December 31, 2012 (a decrease in net loss of $10,910).

We generated revenues of $27,271 during fiscal year ended December 31, 2013 compared to $28,468 during fiscal year ended December 31, 2012.

Cost of services decreased during fiscal year ended December 31, 2013 to $4,710 from $6,651 incurred during fiscal year ended December 31, 2012, resulting in a gross profit of $22,561 for fiscal year ended December 31, 2013 compared to a gross profit of $21,817 for fiscal year ended December 31, 2012.

During fiscal year ended December 31, 2013, we incurred operating expenses of $39,722 compared to $49,784 incurred during fiscal year ended December 31, 2012 (a decrease of $10,062). These operating expenses incurred during fiscal year ended December 31, 2013 consisted of: (i) general and administrative of $29,869 (2012: $24,885); (ii) insurance of $4,468 (2012: $4,764); (iii) professional fees of $5,385 (2012: $2,500); and (iv) commissions of $-0- (2012: $17,635).

Operating expenses incurred during fiscal year ended December 31, 2013 compared to fiscal year ended December 31, 2012 decreased primarily due to a decrease in commissions paid to outside sales representatives. The Company has transitioned to more of a web-based system to generate sales leads through their search engine optimization and website.

Our operating loss during fiscal year ended December 31, 2013 was ($17,161) compared to an operating loss of ($49,784) during fiscal year ended December 31, 2012.

During fiscal year ended December 31, 2013, we realized other income (expense) in the total amount of ($841) consisting of interest expense compared to $945 during fiscal year ended December 31, 2012.

During the years ended December 31, 2013 and 2012, we incurred other comprehensive income in the form of foreign currency translation of $1,769 and $465.

Therefore, we realized a comprehensive loss of ($16,233) or ($0.01) for the year ended December 31, 2013 compared to a comprehensive loss of ($28,447) or ($0.01) for the year ended December 31, 2012. The weighted average number of shares outstanding was 4,431,740 for the year ended December 31, 2013 compared to 3,000,000 for the year ended December 31, 2012.

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LIQUIDITY, CAPITAL RESOURCES AND GOING CONCERN

As of September 30, 2014 and December 31, 2013

As of September 30, 2014, our current assets were $1,456 and our current liabilities were $65,546, which resulted in a working capital deficit of $64,090 as compared to December 31, 2013 when current assets were $17,910, current liabilities were $47,777 and our working capital deficit was $29,867. As of September 30, 2014, current assets were comprised of: (i) $626 in cash (2013: $15,714); and (ii) $830 in accounts receivable (2013: $2,196). As of September 30, 2014, current liabilities were comprised of: (i) $17,608 in accounts payable and accrued expenses (2013: $1,697); (ii) $28,851 in loans from related parties (2013: $34,773); (iii) $8,380 in note payable (2013: $11,307); and (iv) $10,707 in convertible notes payable (2013: -0-).. The decrease in total current assets during the nine month period ended September 30, 2014 was primarily due to the decrease in cash. The increase in liabilities during the nine month period ended September 30, 2014 from December 31, 2013 was primarily due to the increase in convertible notes payable and loans from related parties.Stockholders’ deficit increased from ($29,867) as of December 31, 2013 to ($64,090) as of September 30, 2014.

Cash Flows from Operating Activities for Nine Month Period Ended September 30, 2014

We have not generated positive cash flows from operating activities. For the nine months ended September 30, 2014, net cash flows used in operating activities was ($18,446) compared to net cash flows used in operating activities of ($9,761) for the nine months ended September 30, 2013. Net cash flows used in operating activities consisted primarily of a net loss of $135,723 (2013: $11,348), which was changed by: (i) stock for services $100,000 (2013 $-0-); (ii) an increase of $15 911 (2013: $1,042) in accounts payable; and (iii) an decrease of $1,366 (2013: $545) in accounts receivable.

Cash Flows from Investing Activities for Nine Month Period Ended September 30, 2014

For the nine month periods ended September 30, 2014 and September 30, 2013, net cash flows used in investing activities was $-0-.

Cash Flows from Financing Activities for Nine Month Period Ended September 30, 2014

We have financed our operations primarily from debt or the issuance of equity instruments. For the nine months ended September 30, 2014, net cash flows provided from financing activities was $3,358 compared to $1,841 for the nine months ended September 30, 2013. Cash flows from financing activities for the nine months ended September 30, 2014 consisted of $1,500 in proceeds from issuance of stock for cash, $4,130 in proceeds from loans to related parties, which was offset by $10,052 for payment on loans from related parties , $2,927 for payments on notes payable and $10,707 in proceeds from convertible notes payable.

As of December 31, 2013 and 2012

As of December 31, 2013, our current assets were $17,910 and our current liabilities were $47,777, which resulted in a working capital deficit of $29,867 as compared to December 31, 2012 when current assets were $8,347, net fixed assets were $6,600 and current liabilities were $53,731. As of December 31, 2013, current assets were comprised of: (i) $15,714 in cash (2012: 8,347); and (ii) $2,196 in accounts receivable (2012: -0-). The increase in total current assets during fiscal year ended December 31, 2013 from fiscal year ended December 31, 2012 was primarily due to the increase in cash. The slight decrease in liabilities during fiscal year ended December 31, 2013 from fiscal year ended December 31, 2012 was primarily due to the decrease in accounts payable and accrued expenses and note payable. Stockholders’ deficit decreased from ($38,784) for fiscal year ended December 31, 2012 to ($29,867) for fiscal year ended December 31, 2013.

Cash Flows from Operating Activities for Fiscal Year Ended December 31, 2013 and 2012

We have not generated positive cash flows from operating activities. For fiscal year ended December 31, 2013, net cash flows used in operating activities was $10,926 compared to $18,736 for fiscal year ended December 31, 2012. Net cash flows used in operating activities consisted primarily of a net loss of $16,233 (2012: $28,447), which was partially adjusted by: (i) $6,600 (2012: $-0-) in depreciation; (ii) $-0- (2012: $3,000) in stock issued to founders; (iii) increase in accounts payable of $903 (2012: -0-); and (iv) decrease in accounts receivable of $2,196 (2012: -0-).

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Cash Flows from Investing Activities for Fiscal Year Ended December 31, 2013 and 2012

For fiscal year ended December 31, 2013 and 2012, net cash flows used in investing activities was $-0-.

Cash Flows from Financing Activities for Fiscal Years Ended December 31, 2013 and 2012

We have financed our operations primarily from debt or the issuance of equity instruments. For the fiscal year ended December 31, 2013, net cash flows provided from financing activities was $18,293 compared to $23,567 for fiscal year ended December 31, 2012. Cash flows from financing activities for the fiscal year ended December 31, 2013 consisted of $25,150 (2012: $-0-) in proceeds from issuances of stock for cash, $6,500 for proceeds from loans to related parties (2012: $28,249), which was offset by ($9,487) for payment on loans from related parties (2012: $1,500) and ($3,870) for payments on notes payable (2012: $3,182).

PLAN OF OPERATION AND FUNDING

We have incurred losses for the past two fiscal years and had a net loss of $136,424 for the nine months ended September 30, 2014 and $3,969. We have incurred losses for the past two fiscal years and had a net loss of $18,002 at fiscal year ended December 31, 2013. We believe that our revenues from pest control services will continue to increase but are not sufficient to cover all of our operating expenses. Our auditors have expressed substantial doubt that we can continue as a going concern. We are continuing to push sales and control costs.

Management intends to finance our 2014 operations primarily with the revenue from service sales and any cash short falls will be addressed through equity or debt financing, if available. Management expects revenues will continue to increase but not to the point of profitability in the short term. We will need to continue to raise additional capital, both internally and externally, to cover cash shortfalls and to compete in our markets. At our current revenue levels management believes we will require an additional $400,000 in equity financing during the next 12 months to satisfy our cash requirements to facilitate our business plan.

These operating costs include cost of sales, general and administrative expenses, salaries and benefits and professional fees related to contracting engineers and website development costs. We have insufficient financing commitments in place to meet our expected cash requirements for 2014 and we cannot assure you that we will be able to obtain financing on favorable terms. If we cannot obtain financing to fund our operations in 2014, then we may be required to reduce our expenses and scale back our operations.

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Going Concern

If the market price of our common stock falls below the fixed price of our registered stock offering, as in prior years we may again have insufficient financing commitments in place to meet our expected cash requirements for 2014. We cannot assure you that we will be able to obtain financing on favorable terms. If we cannot obtain financing to fund our operations in 2014, then we may be required to reduce our expenses and scale back our operations. These factors raise substantial doubt of our ability to continue as a going concern. Footnote 3 to our financial statements provides additional explanation of Management’s views on our status as a going concern. The audited financial statements contained in this Annual Report do not include any adjustments to reflect the possible future effects on the recoverability of assets or the amounts of liabilities that may result should we be unable to continue as a going concern.

Our independent registered accounting firm included an explanatory paragraph December 31, 2013, in their reports on the accompanying financial statements for December 31, 2013 regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

COMMITMENTS AND CONTINGENT LIABILITIES

Our total current liabilities are $65,546 as of September 30, 2014. As of September 30, 2014, our liabilities consist of the following:

Note Payable

On January 19, 2011, we executed a secured promissory note with Royal Bank of Canada in the amount of $20,133 for the purchase of an automobile. The note has 5.79% fixed interest amortized over 72 months. In the nine months ended September 30, 2014 and 2013, we paid $642 and $648 in interest on the note. As of September 30, 2014 and December 31, 2013, we had a principle note payable balance of $8,380 and $11,307.

Convertible Note Payable

On June 20, 2014, the Company executed a convertible promissory note with Zeeshan Saeed in the amount of $12,000 Canadian Dollars, approximately $11,115 US Dollars as of June 20, 2014. The convertible promissory note bear no interest, is payable on demand and can be converted into shares of the Company’s common stock at a rate of $0.04 USD per share. As of September 30, 2014, no debt has been converted and the Company has recorded a balance of the convertible promissory note in the amount of $10,707.

Loans from Related Parties

Since inception, the Company has been loaned money from time to time by Zahoor Ahmad and Fareeha Ahmad for working capital purposes. Zahoor Ahmad is the President of the Company and Fareeha Ahmad is his spouse as well as the sole officer of Encon at the time of the stock purchase agreement. At September 30, 2014 and December 31, 2013 the Company has a loan from related parties balance of $28,851 and $34,773, respectively. Of the loan from related parties balance at September 30, 2014, $8,022 is owed to Zahoor Ahmand and $20,829 is owed to Fareeha Ahmad. Of the loan from related parties balance at December 31, 2013, $0 is owed to Zahoor Ahmand and $34,773 is owed to Fareeha Ahmad. The loans bear interest at zero percent (0%) per annum and are payable on demand.

Consulting Fees

On June 1, 2014, the Company and Mrs. Ahmad amended the stock purchase agreement to cancel the promissory note of $46,400 and include a two year consulting agreement which requires consulting fees totaling $23,200 annually to be paid in monthly installments. Mrs. Ahmad will stay on as a consultant were she will continue to manage the residential and commercial accounts.

On June 1, 2014, the Company executed a consulting agreement with Zirex Consulting, Inc. whereby the Company will issue 1,000,000 common shares upon execution and pay $2,000 a month for consulting services to be provide which include but are not limited to: (i) providing financial, managerial and administrative services; (ii) assisting with capital raising; (iii) preparation of business plan; and (iv) assistance with day-to-day operations. The 1,000,000 shares issued to the unrelated third party consultant were fully earned upon issuance and valued at the current stock price paid by cash investors, $0.05 per share, which resulted in the Company recording a consulting expense of $50,000.

Executive Services

On June 1, 2014, we executed a three year executive service agreement with our chief executive officer, Zahoor Ahmad, whereby we issued him 1,000,000 common shares upon execution and will pay $2,000 a month in compensation. As of September 30, 2014, the Company has an accrued compensation balance owed to Mr. Ahmad in the amount of $8,000.

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OFF BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

CONTRACTUAL OBLIGATIONS

As a “smaller reporting company” as defined by Item 10 of Regulation S-K, we are not required to provide this information.

Going Concern Opinion

You should carefully consider the risks, uncertainties and other factors identified below because they could materially and adversely affect our business, financial condition, operating results and prospects and could negatively affect the market price of our Common Stock. Also, you should be aware that the risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties that we do not yet know of, or that we currently believe are immaterial, may also impair our business operations and financial results. Our business, financial condition or results of operations could be harmed by any of these risks. The trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. In assessing these risks you should also refer to the information contained in or incorporated by reference to our Form 10-K for the year ended December 31, 2012, including our financial statements and the related notes thereto.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS AND EXECUTIVE OFFICERS

The following table includes the names and positions held of our executive officers and directors who serve as of the date of this Prospectus.

NAME	AGE	POSITION	DIRECTOR SINCE
Zahoor Ahmad	44	President/Chief Executive Officer, Secretary, Treasurer/Chief Financial Officer	2012

Zahoor Ahmad. Sole Director, President/Chief Executive Officer, Secretary, Treasurer/Chief Financial Officer since inception. Mr. Ahmad has been in the pest control and related industries since 1993. During 1993, Mr. Ahmad commenced his career with FMC in Pakistan as a technical sales officer. He subsequently joined Al-Muqeet International as a zonal manager in 1994. In August of 2000, Mr. Ahmad and his family moved to Canada where he commenced employment with Orkin Pest Control as a technician where he worked till November of 2010. During his tenure at Orkin Pest Control, Mr. Ahmad held different positions, including lead hand and certified field trainer. From approximately 2010 through 2012, Mr. Ahmad worked at Remax Performance as a sales agent. Mr. Ahmad became the sole director and executive officer of Legendary Ventures, Inc. at inception, December 7, 2012. He has considerable experience in the pest control industry.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

None of our directors, executive officers or control persons has been involved in any of the legal proceedings required to be disclosed in Item 401 of Regulation S-K, during the past five years.

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CORPORATE GOVERNANCE MATTERS

Audit Committee

The Board of Directors has not established an audit committee, and the functions of the audit committee are currently performed by our Board of Directors with assistance by expert independent accounting personnel. We are not currently subject to any law, rule or regulation requiring that we establish or maintain an audit committee.

Board of Directors Independence. Our Board of Directors currently consists of one member. We are not currently subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include "independent" directors.

Audit Committee Financial Expert. Our Board of Directors has determined that we do not have an audit committee financial expert serving on our audit committee within the meaning of Item 407(d)(5) of Regulation S-K. In general, an "audit committee financial expert" is an individual member of the audit committee who (a) understands generally accepted accounting principles and financial statements, (b) is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves, (c) has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to the Company's financial statements, (d) understands internal controls over financial reporting and (e) understands audit committee functions.

We have not yet replaced our former audit committee financial expert, but we are engaged in finding a suitable replacement.

Code of Ethics

We have not adopted a code of ethics for our executive officers, directors and employees. However, our management intends to promote honest and ethical conduct, full and fair disclosure in our reports to the SEC, and compliance with applicable governmental laws and regulations.

Nominating Committee

We have not yet established a nominating committee. Our Board of Directors, sitting as a board, performs the role of a nominating committee. We are not currently subject to any law, rule or regulation requiring that we establish a nominating committee.

Compensation Committee

We have not established a compensation committee. Our Board of Directors, sitting as a board, performs the role of a compensation committee. We are not currently subject to any law, rule or regulation requiring that we establish a compensation committee. During the last fiscal year, Mr. Ahmad, the sole executive officer and director, held Board of Directors’ meetings and deliberations concerning executive officer compensation, including standard in the pest control industry and as a fully reporting and publicly traded company.

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EXECUTIVE COMPENSATION.

Management has been compensated in accrued salary, common stock and reimbursement of fuel expense during the nine months ended September 30, 2014 and for the fiscal years ended December 31, 2013 and 2012. On June 1, 2014, we executed a three year executive service agreement with our chief executive officer, Zahoor Ahmad, whereby we issued him 1,000,000 common shares upon execution and will pay $2,000 a month in compensation. As of September 30, 2014, the Company has an accrued compensation balance owed to Mr. Ahmad in the amount of $8,000. Mr. Ahmad will provide numerous services to the Company pertaining to the executive service agreement which include but are not limited to investor relations, marketing, Board of Director duties and bookkeeping. The 1,000,000 shares issued to Mr. Ahmad were fully earned upon issuance and valued at the current stock price paid by cash investors, $0.05 per share, which resulted in the Company recording an officer compensation expense of $50,000.

The following table summarizes the compensation paid to our officer and director for the nine months ended September 30, 2014 and for the years ended December 31, 2013 and 2012;

SUMMARY COMPENSATION TABLE

Name and Principal Position	Period	Salary ($)(2)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Nonequity Incentive Plan Compen- sation ($)	Non- Qualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)	Total ($)

Zahoor Ahmad (Principal Chief Executive Officer, President, Principal Accounting Officer, Treasurer and Director)	2012 2013 2014	-0- -0- 8,000	-0- -0- -0-	-0- 3,000 50,000	- - -	- - -	- - -	- - -	-0- 3,000 58,000

(1)	The Company has to date issued 4,000,000 common shares to Mr. Ahmad of which 3,000,000 shares were for the founding of the Company and 1,000,000 share were pursuant to an executive service agreement executed June 1, 2014. The Company valued the 3,000,000 founder shares at par $0.01 which resulted in an expense of $3,000. The Company valued the 1,000,000 shares for services at $0.05 which resulted in compensation expense of $50,000.

(2)	The Company will pay $2,000 a month in compensation to Mr Ahmad pursuant to his executive service agreement. As of September 30, 2014, the Company has an accrued compensation balance owed to Mr. Ahmad in the amount of $8,000.

	Fees Earned or Paid in Cash $	Stock Awards $	Option Awards $	Non-Equity Incentive Plan Compensation $	Non-Qualified Deferred Compensation Earnings $	All Other Compensation $	Total $
Zahoor Ahmad	0	0	0	0	0	0	0

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

Zahoor Ahmad Executive Employment Agreement

On June 1, 2014, the Board of Directors authorized the execution of that certain executive services agreement (the "Executive Agreement") with our President/Chief Executive Officer, Secretary, Treasurer/Chief Financial Officer, Zahoor Ahmad (the "Executive"). In accordance with the terms and provisions of the Executive Agreement: (i) the Executive shall provide services and perform all duties typical of the offices held by the Executive; (ii) we shall pay to the Executive a base salary of $2,000.00 per month, payable in form of cash or shares of our common stock as agreed upon, (ii) we shall pay to the Executive an incentive bonus to be determined by the Board of Directors based upon our performance and the results anticipated to be achieved by the Executive in his job performance; and (iii) we shall issue to the Executive an aggregate 1,000,000 shares of common stock in exchange for his loyalty and the non-compete provisions contained therein.

In further accordance with the terms and provisions of the Executive Agreement, in consideration of the payment specified above in subparagraph (iv), and for so long as the Executive is employed by us, and for one calendar year following termination of this Executive Agreement, the Executive shall not directly or indirectly own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with as an officer, employee, partner, stockholder, consultant or otherwise, any individual, partnership, firm, corporation or other business entity that materially competes with us.

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In further accordance with the terms and provisions of the Executive Agreement, in consideration of the payment specified above in subparagraph (iv), and for so long as the Executive is employed by us, and for one calendar year following termination of this Executive Agreement, the Executive shall not, whether for his own account or for the account of any other individual, partnership, firm, corporation or other business entity, intentionally solicit, endeavor to entice away from us or otherwise interfere with the relationship between us and any person who is employed by or otherwise engaged to perform services for us, including any employees of our venture partners and independent sales representatives or organizations or any person or entity who is or was within the then most recent twelve month period customer or client of ours.

The term of the Executive Agreement commenced June 1, 2014 and continues in effect unless terminated by either party upon ninety days written notice. In the event the Executive Agreement is terminated, we shall pay the Executive the compensation the Executive has earned to the termination date. Lastly, in the event we are acquired or the non-surviving party in a merger or sell all or substantially all of our assets, this Executive Agreement shall not be deemed terminated as a result thereof.

Issuance of Common Stock

On December 31, 2012, we issued 3,000,000 shares of common stock to our founding officer Zahoor Ahmad. We valued the shares at a par value of $.001 which resulted in an expense of $3,000.

On June 30, 2014, we issued 1,000,000 shares of common stock to Zahoor Ahmad in accordance with the terms and provisions of the Executive Service Agreement. We valued the shares at a par value of $0.05, which will result in an expense of $50,000.

Directors Compensation

No director received compensation for services rendered in any capacity to us during the fiscal years ended December 31, 2013 and December 31, 2012.

Indemnification of Directors and Officers

Our Articles of Incorporation, as amended and restated, and our Bylaws provide for mandatory indemnification of our officers and directors, except where such person has been adjudicated liable by reason of his negligence or willful misconduct toward the Company or such other corporation in the performance of his duties as such officer or director. Our Bylaws also authorize the purchase of director and officer liability insurance to insure them against any liability asserted against or incurred by such person in that capacity or arising from such person's status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have the power to indemnify such person under the applicable law.

Compensation Committee Interlocks and Insider Participation

We have not established a compensation committee. We are not currently subject to any law, rule or regulation requiring that we establish a compensation committee. During the last fiscal year, Mr. Ahmad, an executive officer, participated in our Board of Directors’ deliberations concerning executive officer compensation.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information as of November 5, 2014 regarding the beneficial ownership of our common stock, (a) each stockholder who is known by us to own beneficially in excess of 5% of our outstanding common stock; (b) each director known to hold common stock; (c) our chief executive officer; and (d) the executive officers and directors as a group. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their shares of stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of stock. The percentage of beneficial ownership of common stock is based upon 7,545,000 shares of common stock outstanding as of November 5, 2014.

Name and Address	Number of Common Shares Beneficially Owned Before Offering		Percentage of Total Voting Power Before Offering	Number of Common Shares Beneficially Owned After Offering (1)		Percentage of Total Voting Power After Offering
Officers and Directors
Zahoor Ahmad 5615 Doctor Peddle Cres Mississauga, Ontario Canada L5M 0K4	4,000,000		53.02%	4,000,000		53.02%

All Directors and officers as a group (1 member)	4,000,000		53.02%	4,000,000		53.02%

5% or Greater Shareholders
Zeeshan Saeed	1,267,675	(2)	16.22%	1,217,657	(2)	6.83%

(1)	Assumes all 10,000,000 shares are sold in this Offering. Zeeshan Saeed is a selling shareholder and this assumes all 10,000,000 shares are sold in this Offering.

(2)	Included in this figure are: (i) 1,000,000 shares held of record before the offering and 267,675 shares issuable upon conversion of the convertible note which, as of current date, is in the principal amount and accrued interest of $10,700 at a per share conversion price of $0.04.

(3)	Included in this figure are: (i) 950,000 shares of held of record after the offering and 267,675 shares issuable upon conversion of the convertible note which, as of current date, is in the principal amount and accrued interest of $10,700.

The above table reflects share ownership as of the most recent date. Each share of common stock has one vote per share on all matters submitted to a vote of our shareholders.

TRANSACTIONS WITH RELATED PERSONS, PROMOTORS,
AND CERTAIN CONTROL PERSONS AND CORPORATE GOVERNANCE.

We do not have a specific policy or procedure for the review, approval, or ratification of any transaction involving related persons. We historically have sought and obtained funding from officers, directors, and family members as these categories of persons are familiar with our management and often provide better terms and conditions than we can obtain from unassociated sources. Also, we are so small that having specific policies or procedures of this type would be unworkable.

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Stock Purchase Agreement

On December 31, 2012, the Company entered into a stock purchase agreement with the spouse of our chief executive officer, Fareeha Ahmad, the sole shareholder of Encon, a private Ontario corporation in the business of serving residential, commercial and industrial southern Ontario communities with pest control services, whereby the Company acquired all of the outstanding stock of Encon for a promissory note to Fareeha Ahmad in the amount of $46,400. The original promissory note bears zero percent (0%) interest and has a maturity date, June 30, 2014. As a result of the stock purchase agreement, Encon became a wholly owned subsidiary of the Company.

On June 1, 2014, the Company and Fareeha Ahmad executed an amendment to the stock purchase agreement dated December 31, 2012 to cancel the promissory note of $46,400 and replace it with a two year consulting agreement.

Consulting Agreement

In accordance with the terms and provisions of the Consulting Agreement between the Company and Fareeha Ahmad, Ms. Ahmad shall manage the residential and commercial accounts and the Company shall pay to Ms. Ahmad an annual consulting fee of $23,200 in monthly installments.

Affiliate Loan

In order for us to meet our financial obligations, our President, Zahoor Ahmad, loans us funds on occasion and is repaid when funds are available. At September 30, 2014, we owed Mr. Ahmad $8,022. We have not repaid these advances so the balance due to Mr. Ahmad remains at $8,022.

Zahoor Ahmad Executive Employment Agreement

On June 1, 2014, we entered into the Executive Agreement with our President/Chief Executive Officer, Secretary, Treasurer/Chief Financial Officer, Zahoor Ahmad (the "Executive"). In accordance with the terms and provisions of the Executive Agreement: (i) the Executive shall provide services and perform all duties typical of the offices held by the Executive; (ii) we shall pay to the Executive a base salary of $2,000.00 per month, payable in form of cash or shares of our common stock as agreed upon, (ii) we shall pay to the Executive an incentive bonus to be determined by the Board of Directors based upon our performance and the results anticipated to be achieved by the Executive in his job performance; and (iii) we shall issue to the Executive an aggregate 1,000,000 shares of common stock in exchange for his loyalty and the non-compete provisions contained therein.

In further accordance with the terms and provisions of the Executive Agreement, in consideration of the payment specified above in subparagraph (iv), and for so long as the Executive is employed by us, and for one calendar year following termination of this Executive Agreement, the Executive shall not directly or indirectly own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with as an officer, employee, partner, stockholder, consultant or otherwise, any individual, partnership, firm, corporation or other business entity that materially competes with us.

In further accordance with the terms and provisions of the Executive Agreement, in consideration of the payment specified above in subparagraph (iv), and for so long as the Executive is employed by us, and for one calendar year following termination of this Executive Agreement, the Executive shall not, whether for his own account or for the account of any other individual, partnership, firm, corporation or other business entity, intentionally solicit, endeavor to entice away from us or otherwise interfere with the relationship between us and any person who is employed by or otherwise engaged to perform services for us, including any employees of our venture partners and independent sales representatives or organizations or any person or entity who is or was within the then most recent twelve month period customer or client of ours.

The term of the Executive Agreement commenced April 1, 2014 and continues in effect unless terminated by either party upon ninety days written notice. In the event the Executive Agreement is terminated, we shall pay the Executive the compensation the Executive has earned to the termination date. Lastly, in the event we are acquired or the non-surviving party in a merger or sell all or substantially all of our assets, this Executive Agreement shall not be deemed terminated as a result thereof.

Director Independence

Our Board of Directors currently consists of one member. Our director is not deemed independent. We are not currently subject to any law, rule or regulation requiring that all or any portion of our board of directors include "independent" directors.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

While indemnification for liabilities under the Securities Act of 1933 would be permitted for actions taken in good faith by directors, officers, and employees pursuant to various provisions contained in our articles of incorporation, as amended and restated, and/or by our Bylaws, we have been advised that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

47

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

The SEC’s web site contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

48

LEGENDARY VENTURES INC.

49

LEGENDARY VENTURES INC.

CONSOLIDATED BALANCE SHEETS

	(Unaudited)	(Audited) (Restated)
	September 30,	December 31,
	2014	2013
Assets:
Current Assets
Cash	$626	$15,714
Account receivable	830	2,196
Total Current Assets	1,456	17,910

Fixed assets, net	-	-

Total Assets	$1,456	$17,910

Liabilities and Stockholders' Deficit:

Current Liabilities
Accounts payable & accrued expenses	$17,608	$1,697
Loans from related parties	28,851	34,773
Note payable	8,380	11,307
Convertible note payable	10,707	-
Total Current Liabilities	65,546	47,777

Total Liabilities	65,546	47,777

Stockholders' Equity:
Common stock, par value $0.001, authorized 410,000,000 shares, issued 7,545,000 and 5,515,000 shares as of September 30, 2014 and December 31, 2013, respectively	7,545	5,515
Additional paid in capital	122,204	22,734
Cumulative Foreign Currency Translation Adjustment	2,628	1,927
Accumulated deficit	(196,467)	(60,043)
Total Stockholders' Equity	(64,090)	(29,867)

Total Liabilities and Stockholders' Equity	$1,456	$17,910

The accompanying notes are an integral part of these financial statements.

F-1

LEGENDARY VENTURES INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three	For the Three	For the Nine	For the Nine
	Months Ended	Months Ended	Months Ended	Months Ended
	September 30,	September 30,	September 30,	September 30,
	2014	2013	2014	2013
Revenues	$7,563	$7,023	$21,238	$20,147
Costs of Services	548	1,569	2,033	3,422

Gross Margin	7,015	5,454	19,205	16,725

Expenses
Consulting	58,000	-	58,000	-
General and administrative	3,018	6,448	5,882	21,654
Insurance	755	908	2,253	3,698
Officer compensation	6,000	-	64,968	-
Professional fees	7,455	1,029	23,884	2,685
Operating Expenses	75,228	8,385	154,987	28,037

Operating Income (Loss)	(68,213)	(2,931)	(135,782)	(11,312)

Other Income (Expense)
Interest Expense	(210)	(205)	(642)	(648)
Total Other Income (Expense)	(210)	(205)	(642)	(648)

Net Income (Loss) Before Taxes	(68,423)	(3,136)	(136,424)	(11,960)

Income Tax Provision	-	-	-	-

Net Income (Loss)	$(68,423)	$(3,136)	$(136,424)	$(11,960)

Other Comprehensive Income (loss):
Foreign Currency Translation Adjustment	(1,957)	655	701	612

Comprehensive Income (Loss)	$(70,380)	$(2,481)	$(135,723)	$(11,348)

Net income (loss) per share- basic and diluted	$(0.01)	$(0.00)	$(0.02)	$(0.00)

Weighted average common shares outstanding- basic and diluted	5,545,000	3,000,000	5,532,468	3,000,000

The accompanying notes are an integral part of these financial statements.

F-2

LEGENDARY VENTURES INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Nine	For the Nine
	Months Ended	Months Ended
	September 30,	September 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss for the Period	$(135,723)	$(11,348)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock for services	100,000	-
Changes in Operating Assets and Liabilities
Increase in prepaids	-	-
Increase (decrease) in accounts payable and accrued expenses	15,911	1,042
Decrease in accounts receivable, net	1,366	545
Net Cash Used in Operating Activities	(18,446)	(9,761)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of stock for cash	1,500	-
Proceeds from loans to related parties	4,130	2,841
Payments on loans from related parties	(10,052)	(1,000)
Payments on notes payable	(2,927)	-
Proceeds from convertible notes payable	10,707	-
Net Cash Provided by Financing Activities	3,358	1,841

Net (Decrease) Increase in Cash	(15,088)	(7,920)
Cash at Beginning of Period	15,714	8,347
Cash at End of Period	$626	$427

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$642	$415
Franchise and Income Taxes	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

Accounts Payable Satisfied through Contributed Capital and Property and Equipment	$-	$-

The accompanying notes are an integral part of these financial statements.

F-3

LEGENDARY VENTURES INC.

NOTES TO FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

On December 7, 2012, Legendary Ventures Inc. (the “Company”), was incorporated under the laws of the state of Nevada. On December 31, 2012, the Company acquired all of the outstanding stock of Encon Pest Control Inc. (“Encon”), a private Ontario corporation, in a stock purchase agreement referenced in Note 4. The acquisition of Encon was accounted for as a reorganization of entities under common control. The financial activity of Encon has been consolidated with the Company’s for all periods presented in the financial statements herein as if they were consolidated from the start of the period. Encon was incorporated on January 7, 2011 under the laws of the province of Ontario. The operations of the Company are those solely of Encon. Encon is a full service residential, commercial and industrial pest control company serving the southern Ontario community.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The accompanying unaudited quarterly financial statements have been prepared on a basis consistent with generally accepted accounting principles in the United States (“GAAP”) for interim financial information and pursuant to the rules of the Securities and Exchange Commission (“SEC”). In the opinion of management, the accompanying unaudited financial statements reflect all adjustments, consisting of only normal and recurring adjustments, necessary for a fair presentation of the results of operations, financial position and cash flows for the periods presented. The results of operations for the periods are not necessarily indicative of the results expected for the full year or any future period. These statements should be read in conjunction with the Company’s Annual Report included in this Form S-1 for the years ended December 31, 2013 and 2012 as filed with the SEC (the “2013 Annual Report”).

Principles of consolidation

The consolidated financial statements include all of the accounts of the Company and its wholly-owned subsidiary Encon as of September 30, 2014 and December 31, 2013. The Company has accounted for the acquisition of Encon as a reorganization of entities under common control. The Company has used the guidance of Emerging Issues Task Force: No 02-5, Definition of “Common Control” in Relation to FASB Statement No. 141which states that common control exists among separate entities in situations of immediate family members, most notably with a married couple. In reorganizations of entities under common control, the balances of the acquired entity are carried over at historical costs. All financial activity of Encon’s is presented in the financial statements herein as if Encon was consolidated as of the beginning of the period. All intercompany balances and transactions have been eliminated.

Restated prior period financials

Prior period financial activity has been restated to account for the amendment to the stock purchase agreement (the “Agreement”) dated December 31, 2012. On June 1, 2014, the Company and the sole shareholder of Encon, Fareeha Ahmad, amended the Agreement to remove the promissory note of $46,400. This change has been reflected throughout the comparative financial activity.

Currency translation adjustment

The Company’s subsidiary, Econ, maintains significant operations in Canada, where the currency is the Canadian dollar. The subsidiary financial statements are therefore converted into U.S. dollars prior to consolidation with the parent entity, Legendary Ventures Inc. U.S. GAAP requires that the weighted average exchange rate be applied to the foreign income statements and that the closing exchange rate as of the period end date be applied to the balance sheet. The cumulative foreign currency adjustment is included in the equity section of the balance sheet.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates. Such estimates include management’s assessments of the carrying value of certain assets, useful lives of assets, and related depreciation and amortization methods applied.

F-4

Cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. At September 30, 2014 and December 31, 2013, the Company had no cash equivalents.

Fair value of financial instruments

The Company adopted the provisions of FASB Accounting Standards Codification (“ASC”) 820 (the “Fair Value Topic”) which defines fair value, establishes a framework for measuring fair value under U.S. GAAP, and expands disclosures about fair value measurements.

The Fair Value Topic defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. It requires that valuation techniques maximize the use of observable inputs and minimize the use of unobservable inputs. It also establishes a fair value hierarchy, which prioritizes the valuation inputs into three broad levels.

Fair value of financial instruments

The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

A) Market approach—Uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities. Prices may be indicated by pricing guides, sale transactions, market trades, or other sources;

B) Cost approach—Based on the amount that currently would be required to replace the service capacity of an asset (replacement cost); and

C) Income approach—Uses valuation techniques to convert future amounts to a single present amount based on current market expectations about the future amounts (includes present value techniques, and option-pricing models). Net present value is an income approach where a stream of expected cash flows is discounted at an appropriate market interest rate.

Level 1: Quoted market prices available in active markets for identical assets or liabilities as of the reporting date. An active market for an asset or liability is a market in which transactions for the asset or liability occur with significant frequency and volume to provide pricing information on an ongoing basis.

Level 2: Observable inputs other than Level 1 inputs. Example of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3: Unobservable inputs based on the Company’s assessment of the assumptions that are market participants would use in pricing the asset or liability.

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses, accounts payable, accrued expenses, and deferred revenue approximate their fair value because of the short maturity of those instruments. The Company’s note payable approximates the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at September 30, 2014 and December 31, 2013.

The Company had no assets and/or liabilities measured at fair value on a recurring basis for the three months ended September 30, 2014 and for the year ended December 31, 2013, respectively, using the market and income approaches.

F-5

Property and equipment

Property and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation is computed by the straight-line method over the assets estimated useful life of three (3) years for equipment, five (5) years for automobile, and seven (7) years for furniture and fixtures. Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in statements of operations.

Impairment of long-lived assets

The Company follows paragraph 360-10-05-4 of the FASB ASC for its long-lived assets. The Company’s long-lived assets are required to be reviewed for impairment annually, or whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

As of September 30, 2014 and December 31, 2013, the Company has no long-lived assets.

Commitments and contingencies

The Company follows subtopic 450-20 of the FASB ASC to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Revenue recognition

The Company follows paragraph 605-10-S99-1 of the FASB ASC for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable and (iv) collectability is reasonably assured. In addition, the Company records allowances for accounts receivable that are estimated to not be collected.

The Company has three types of revenue contracts;

●	Commercial IPM contracts
●	Yearly Pest Protection (YPP) for residential
●	Washroom Care contracts

The Commercial IPM contracts have fixed monthly service fees which are invoiced at the end of each month with terms of 2/10/net 30. The YPP contracts to residential clients and Washroom Care contracts are billed at the time of service with terms of 2/10/net 30.

Income taxes

The Company follows Section 740-10-30 of the FASB ASC, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB ASC (“Section 740-10-25”) with regards to uncertainty in income taxes. Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its assets and/or liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

F-6

Stock-based compensation

In December 2004, the FASB issued FASB ASC No. 718, Compensation – Stock Compensation (“ASC No. 718”). Under ASC No. 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant. The Company applies this statement prospectively.

Equity instruments (“instruments”) issued to other than employees are recorded on the basis of the fair value of the instruments, as required by ASC No. 718. FASB ASC No. 505, Equity Based Payments to Non-Employees, defines the measurement date and recognition period for such instruments. In general, the measurement date is when either (a) a performance commitment, as defined, is reached or (b) the earlier of (i) the non-employee performance is complete or (ii) the instruments are vested. The measured value related to the instruments is recognized over a period based on the facts and circumstances of each particular grant as defined in the FASB ASC.

Net income (loss) per share

The Company computes basic and diluted earnings per share amounts pursuant to section 260-10-45 of the FASB ASC. Basic earnings per share is computed by dividing net income (loss) available to common shareholders, by the weighted average number of shares of common stock outstanding during the period, excluding the effects of any potentially dilutive securities. Diluted earnings per share is computed by dividing net income (loss) available to common shareholders by the diluted weighted average number of shares of common stock during the period. The diluted weighted average number of common shares outstanding is the basic weighted number of shares adjusted as of the first day of the year for any potentially diluted debt or equity.

There were 267,675 potentially dilutive shares outstanding as of September 30, 2014 pursuant to the conversion rights of the outstanding convertible promissory note. There were no potentially dilutive shares outstanding as of December 31, 2013, respectively.

Subsequent events

The Company follows the guidance in Section 855-10-50 of the FASB ASC for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued.

Recently issued accounting pronouncements

The Company has decided to take advantage of the exemptions provided to emerging growth companies under the JOBS Act and as a result its financial statements may not be comparable to companies that comply with public company effective dates. The Company may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, and delaying compliance with new or revised accounting standards that have different effective dates for public and private companies until they are made applicable to private companies.

Financial Accounting Statement No. 52, Foreign Currency Translation (“FAS 52”), sets forth the appropriate accounting treatment under U.S. GAAP for companies that consolidate the results of foreign operations denominated in local currencies. FAS 52 requires that all assets and liabilities be translated at the current spot rate at the date of translation. Equity items, other than retained earnings, are translated at the spot rates in effect on each related transaction date. Retained earnings are translated at the weighted-average rate for the relevant year and income statement items are translated at the average rate for the period, except where specific identification is practicable. The resulting adjustment is not recognized in current earnings, but rather as a component of other comprehensive income. The Company adopted FAS 52 in the year ended December 31, 2012 and has chosen U.S. dollars as the local currency. The effect of adopting FAS 52 has been reflected in the consolidated financial statements.

F-7

In June 2011, the FASB issued ASC update No. 2011-05, Comprehensive Income (Topic 220), Presentation of Comprehensive Income. The FASB decided to eliminate the option to present components of other comprehensive income as part of the statement of changes in stockholders’ equity, among other amendments in this update. The amendments require that all non-owner changes in stockholder’s equity be presented in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, the Company is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. The statement of other comprehensive income should immediately follow the statement of net income and include the components of other comprehensive income and total for other comprehensive income, along with a total for comprehensive income.

On June 20, 2002, the Emerging Issues Task Force issued No 02-5, Definition of “Common Control” in Relation to FASB Statement No. 141, which gave clarification of common control existing between specific entities, most notably between immediate family members such as a married couple.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – GOING CONCERN

The Company's consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustment relating to recoverability and classification of recorded amounts of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company has a minimum cash balance available for payment of ongoing operating expenses, has experienced losses from operations since inception, and it does not have a source of revenue sufficient to cover its operating costs. Its continued existence is dependent upon its ability to continue to execute its operating plan and to obtain additional debt or equity financing. There can be no assurance the necessary debt or equity financing will be available, or will be available on terms acceptable to the Company.

NOTE 4 – STOCK PURCHASE AGREEMENT

On December 31, 2012, the Company entered into a stock purchase agreement with the spouse of our chief executive officer, Fareeha Ahmad, the sole shareholder of Encon Pest Control, Inc. (“Encon”), a private Ontario corporation in the business of serving residential, commercial and industrial southern Ontario communities with pest control services whereby the Company acquired all of the outstanding stock of Encon for a promissory note to Fareeha Ahmad in the amount of $46,400. The original promissory note bears zero percent (0%) interest and has a maturity date, June 30, 2014. As a result of the stock purchase agreement, Encon became a wholly owned subsidiary of the Company.

On June 1, 2014, the Company and Fareeha Ahmad executed an amendment to the stock purchase agreement dated December 31, 2012 to cancel the promissory note of $46,400 and replace it with a two year consulting agreement with total annual consulting fees of $23,200 to be paid in monthly installments. As a consultant, Mrs. Ahmad will manage the residential and commercial accounts. The Company has restated its financial statements for the years ended December 31, 2013 and 2012 to account for the amendment to the purchase agreement.

The Company has accounted for the acquisition of Encon as a reorganization of entities under common control. The Company has used the guidance of Emerging Issues Task Force: No 02-5, Definition of “Common Control” in Relation to FASB Statement No. 141 which states that common control exists among separate entities in situations of immediate family members, most notably with a married couple as in our case. In reorganizations of entities under common control, the balances of the acquired entity are carried over at historical costs with no goodwill or excess consideration recorded. Pursuant to FASB 141, the financial activity of the acquiree (Encon) in a reorganization of entities under common control is presented as if the acquiree was consolidated at the beginning of the period.

As of the date of the Agreement, December 31, 2012, Encon had assets of $8,453 which included $1,853 of cash and $6,600 of net fixed assets ($19,946 historical cost and $13,346 of accumulated depreciation) and current liabilities of $53,731 which included accounts payable of $794, shareholder loans of $37,760 and a note payable of $15,177. The Company did not receive an independent valuation of Encon’s stock prior to the Stock Purchase Agreement. Management believes the consideration given is fair based on the market capitalization attainable in the future marketplace the Company plans to operate in.

F-8

NOTE 5 – PROPERTY AND EQUIPMENT

Fixed assets, stated at cost, less accumulated depreciation at September 30, 2014 and December 31, 2013, consisted of the following:

	September 30,	December 31,
	2014	2013
Equipment	$20,134	$20,134
Less: accumulated depreciation	(20,134)	(20,134)
Property and equipment, net	$-	$-

Depreciation expense

Depreciation expense for the nine months ended September 30, 2014 and year ended December 31, 2013 was $0, respectively.

NOTE 6 – NOTE PAYABLE

On January 19, 2011, the Company executed a secured promissory note with Royal Bank of Canada in the amount of $20,133 for the purchase of an automobile. The note has 5.79% fixed interest amortized over 72 months. In the nine months ended September 30, 2014 and 2013, the Company paid $642 and $648 in interest on the note. As of September 30, 2014 and December 31, 2013, the Company had a principle note payable balance of $8,380 and $11,307.

NOTE 7 – CONVERTIBLE NOTE PAYABLE

On June 20, 2014, the Company executed a convertible promissory note with Zeeshan Saeed in the amount of $12,000 Canadian Dollars, approximately $11,115 US Dollars as of June 30, 2014. The convertible promissory note bears 4% interest, is due June 20, 2015 and can be converted into shares of the Company’s common stock at a rate of $0.04 USD per share. As of September 30, 2014, no debt has been converted and the Company has recorded a balance of the convertible promissory note in the amount of $10,707.

NOTE 8 – RELATED PARTY TRANSACTIONS

Executive Service Agreement with Chief Executive Officer

On June 1, 2014, the Company executed a three year executive service agreement with its chief executive officer, Zahoor Ahmad, whereby the Company will issue 1,000,000 common shares upon execution and will pay $2,000 a month in compensation. As of September 30, 2014, the Company has an accrued compensation balance owed to Mr. Ahmad in the amount of $8,000. Mr. Ahmad will provide numerous services to the Company pertaining to the executive service agreement which include but are not limited to investor relations, marketing, Board of Director duties and bookkeeping. The 1,000,000 shares issued to Mr. Ahmad were fully earned upon issuance and valued at the current stock price paid by cash investors, $0.05 per share, which resulted in the Company recording an officer compensation expense of $50,000.

Loans from related parties

Since inception, the Company has been loaned money from time to time by Zahoor Ahmad and Fareeha Ahmad for working capital purposes. Zahoor Ahmad is the President of the Company and Fareeha Ahmad is his spouse as well as the sole officer of Encon at the time of the stock purchase agreement. At September 30, 2014 and December 31, 2013 the Company has a loan from related parties balance of $28,851 and $34,773, respectively. Of the loan from related parties balance at September 30, 2014, $8,022 is owed to Zahoor Ahmand and $20,829 is owed to Fareeha Ahmad. Of the loan from related parties balance at December 31, 2013, $0 is owed to Zahoor Ahmand and $34,773 is owed to Fareeha Ahmad. The loans bear interest at zero percent (0%) per annum and are payable on demand.

Free office space provided by president

The Company has been provided office space by its President, Zahoor Ahmad, at no cost. Management has determined that such cost is nominal and did not recognize the rent expense in its financial statements.

Stock purchase agreement

On December 31, 2012, the Company executed the Stock Purchase Agreement further described in Note 4. The Company and and its wholly owned subsidiary Encon Pest Control, Inc. were related parties to one another at the time of the stock purchase agreement as our chief executive officer and majority shareholder, Zahoor Ahmad, is the husband of the sole shareholder of Encon Pest Control, Inc., Fareeha Ahmad.

F-9

NOTE 9 – COMMITMENTS & CONTINGENCIES

On June 1, 2014, the Company executed a consulting agreement with Zirex Consulting, Inc. whereby the Company will issue 1,000,000 common shares upon execution and pay $2,000 a month for consulting services to be provide which include but are not limited to: (i) providing financial, managerial and administrative services; (ii) assisting with capital raising; (iii) preparation of business plan; and (iv) assistance with day-to-day operations. The 1,000,000 shares issued to the unrelated third party consultant were fully earned upon issuance and valued at the current stock price paid by cash investors, $0.05 per share, which resulted in the Company recording a consulting expense of $50,000.

On June 1, 2014, we executed a three year executive service agreement with our chief executive officer, Zahoor Ahmad, whereby we issued him 1,000,000 common shares upon execution and will pay $2,000 a month in compensation. As of September 30, 2014, the Company has an accrued compensation balance owed to Mr. Ahmad in the amount of $8,000.

On June 1, 2014, the Company and Mrs. Ahmad amended the stock purchase agreement to cancel the promissory note of $46,400 and include a two year consulting agreement which requires consulting fees totaling $23,200 annually. Mrs. Ahmad will stay on as a consultant were she will continue to manage the residential and commercial accounts.

NOTE 10 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue 410,000,000 shares of common stock with a par value of $0.001.

On December 31, 2012, the Company issued 3,000,000 shares of common stock to its founding officer Zahoor Ahmad. The Company valued the shares at a par value of $.001 which resulted in an expense of $3,000.

During the year ended December 31, 2013, the Company issued 2,515,000 shares of common stock for $25,150 cash.

In the nine months ended September 30, 2014, the Company issued 2,030,000 shares of common stock of which 30,000 shares were for $1,500 cash, 1,000,000 shares were for consulting services and 1,000,000 shares were to our chief executive officer for services rendered. The 1,000,000 shares issued to an unrelated third party consultant were fully earned upon issuance and valued at the current stock price paid by cash investors, $0.05 per share, which resulted in the Company recording a consulting expense of $50,000. The 1,000,000 shares issued to our chief executive officer, Zahoor Ahmad, pursuant to an executive service agreement, were fully earned upon issuance and valued at the current stock price paid by cash investors, $0.05 per share, which resulted in the Company recording an officer compensation expense of $50,000.

NOTE 11 – SUBSEQUENT EVENTS

Management has evaluated subsequent events pursuant to the requirements of ASC Topic 855 and has determined that no other material subsequent events exist.

F-10

Terry L. Johnson, CPA

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors

Legendary Ventures, Inc.

I have audited the accompanying consolidated balance sheets of Legendary Ventures, Inc., (“Legendary”), and its wholly owned subsidiary Encon Pest Control, Inc., (“Encon”), as of December 31, 2013 and 2012, the consolidated statements of operations, stockholders’ equity, and cash flows for the years ended December 31, 2013 and 2012. Legendary was incorporated on December 7, 2012. On December 31, 2012, Legendary acquired Encon through a stock purchase agreement. The acquisition was deemed a reorganization of entities under common control whereby the financial activity of Encon has been consolidated with Legendary’s as of the beginning of the audit periods noted above. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting. My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, I express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Legendary Ventures, Inc. as of December 31, 2013 and 2012, the results of its operations and its cash flows for the years ended December 31, 2013 and 2012 in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has a minimum cash balance available for payment of ongoing operating expenses, has experienced losses from operations since inception, and it does not have a source of revenue sufficient to cover its operating costs. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in this regard are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Terry L. Johnson, CPA

Casselberry, Florida

January 29, 2014

Restated Novermber 5, 2014

F-11

LEGENDARY VENTURES INC.

CONSOLIDATED BALANCE SHEETS

	(Restated) December 31,	(Restated) December 31,
	2013	2012
Assets:
Current Assets
Cash	$15,714	$8,347
Account receivable	2,196	-
Total Current Assets	17,910	8,347

Fixed assets, net	-	6,600

Total Assets	$17,910	$14,947

Liabilities and Stockholders' Deficit:

Current Liabilities
Accounts payable & accrued expenses	$1,697	$794
Loans from related parties	34,773	37,760
Note payable	11,307	15,177
Total Current Liabilities	47,777	53,731

Total Liabilities	47,777	53,731

Stockholders' Equity (Deficit):
Common stock (Legendary Ventures Inc.), par value $0.001, Authorized 410,000,000 shares, issued 5,515,000 and 3,000,000 shares as of December 31, 2013 and 2012, respectively	5,515	3,000
Additional paid in capital	22,734	99
Cumulative Foreign Currency Translation Adjustment	1,927	158
Accumulated deficit	(60,043)	(42,041)
Total Stockholders' Deficit	(29,867)	(38,784)

Total Liabilities and Stockholders' Equity	$17,910	$14,947

The accompanying notes are an integral part of these financial statements.

F-12

LEGENDARY VENTURES INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

		(Includes Predecessor Company,
		Encon, activity prior to acquisition on
		December 31, 2012)
	For the Year	For the Year
	Ended	Ended
	December 31,	December 31,
	2013	2012
Revenues	$27,271	$28,468
Costs of Services	4,710	6,651

Gross Margin	22,561	21,817

Expenses
Commissions	-	17,635
General and administrative	29,869	24,885
Insurance	4,468	4,764
Professional fees	5,385	2,500
Operating Expenses	39,722	49,784

Operating Income (Loss)	(17,161)	(27,967)

Other Income (Expense)
Interest Expense	(841)	(945)
Total Other Income (Expense)	(841)	(945)

Net Income (Loss) Before Taxes	(18,002)	(28,912)

Income Tax Provision	-	-

Net Income (Loss)	$(18,002)	$(28,912)

Other Comprehensive Income (loss):
Foreign Currency Translation Adjustment	1,769	465

Comprehensive Loss	$(16,233)	$(28,447)

Net income (loss) per share- basic and diluted	$(0.01)	$(0.01)

Weighted average common shares outstanding- basic and diluted	4,431,740	3,000,000

The accompanying notes are an integral part of these financial statements.

F-13

LEGENDARY VENTURES INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

					Cumulative	Total
			Additional		Currency	Stockholders'
	Common	Common	Paid in	Accumulated	Translation	Equity
	Shares	Stock	Capital	Deficit	Adjustment	(Deficit)
Balance December 31, 2011 (Predecessor Company,
Encon Pest Control, Inc. balances, see Note 4)	-	-	-	(13,129)	(307)	(13,436)

Stock issued to founding officer	3,000,000	3,000	-	-	-	3,000
Stock purchase agreement with Encon	-	-	99	-	-	99
Foreign currency gain	-	-	-	-	465	465
Net loss for year ended December 31, 2012	-	-	-	(28,912)	-	(28,912)
Balance December 31, 2012	3,000,000	3,000	99	(42,041)	158	(38,784)

Stock issued for cash	2,515,000	2,515	22,635	-	-	25,150
Foreign currency gain	-	-	-	-	1,769	1,769
Net loss for year ended December 31, 2013	-	-	-	(18,002)	-	(18,002)
Balance December 31, 2013	5,515,000	$5,515	$22,734	$(60,043)	$1,927	$(29,867)

The accompanying notes are an integral part of these financial statements.

F-14

LEGENDARY VENTURES INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

		(Includes Predecessor Company,
		Encon, activity prior to acquisition on
		December 31, 2012)
	For the Year	For the Year
	Ended	Ended
	December 31,	December 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss for the Period	$(16,233)	$(28,447)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	6,600	6,711
Stock issued to founders	-	3,000
Changes in Operating Assets and Liabilities
Increase (decrease) in accounts ™ payable	903	-
Increase in accounts receivable, net	(2,196)	-
Net Cash Used in Operating Activities	(10,926)	(18,736)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of stock for cash	25,150	-
Proceeds from loans to related parties	6,500	28,249
Payments on loans from related parties	(9,487)	(1,500)
Payments on notes payable	(3,870)	(3,182)
Net Cash Provided by Financing Activities	18,293	23,567

Net (Decrease) Increase in Cash	7,367	4,831
Cash at Beginning of Period	8,347	3,516
Cash at End of Period	$15,714	$8,347

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$817	$946
Franchise and Income Taxes	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Accounts Payable Satisfied through Contributed Capital and Property and Equipment	$-	$-

The accompanying notes are an integral part of these financial statements.

F-15

LEGENDARY VENTURES INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

On December 7, 2012, Legendary Ventures Inc. (the “Company”), was incorporated under the laws of the state of Nevada. On December 31, 2012, the Company acquired all of the outstanding stock of Encon Pest Control Inc. (“Encon”), a private Ontario corporation, in a stock purchase agreement referenced in Note 4. The acquisition of Encon was accounted for as a reorganization of entities under common control. The financial activity of Encon has been consolidated with the Company’s for all periods presented in the financial statements herein as if they were consolidated from the start of the period. Encon was incorporated on January 7, 2011 under the laws of the province of Ontario. The operations of the Company are those solely of Encon. Encon is a full service residential, commercial and industrial pest control company serving the southern Ontario community.

NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Principles of Consolidation

The consolidated financial statements include all of the accounts of the Company and its wholly-owned subsidiary Encon as of September 30, 2014 and December 31, 2013. The Company has accounted for the acquisition of Encon as a reorganization of entities under common control. The Company has used the guidance of Emerging Issues Task Force: No 02-5, Definition of “Common Control” in Relation to FASB Statement No. 141which states that common control exists among separate entities in situations of immediate family members, most notably with a married couple. In reorganizations of entities under common control, the balances of the acquired entity are carried over at historical costs. All financial activity of Encon’s is presented in the financial statements herein as if Encon was consolidated as of the beginning of the period. All intercompany balances and transactions have been eliminated.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates. Such estimates include management’s assessments of the carrying value of certain assets, useful lives of assets, and related depreciation and amortization methods applied.

Cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. At December 31, 2013 and 2012, the Company had no cash equivalents.

Fair value of financial instruments

The Company adopted the provisions of FASB ASC 820 (the “Fair Value Topic”) which defines fair value, establishes a framework for measuring fair value under GAAP, and expands disclosures about fair value measurements.

The Fair Value Topic defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. It requires that valuation techniques maximize the use of observable inputs and minimize the use of unobservable inputs. It also establishes a fair value hierarchy, which prioritizes the valuation inputs into three broad levels.

F-16

Fair value of financial instruments

The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

A) Market approach—Uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities. Prices may be indicated by pricing guides, sale transactions, market trades, or other sources;

B) Cost approach—Based on the amount that currently would be required to replace the service capacity of an asset (replacement cost); and

C) Income approach—Uses valuation techniques to convert future amounts to a single present amount based on current market expectations about the future amounts (includes present value techniques, and option-pricing models). Net present value is an income approach where a stream of expected cash flows is discounted at an appropriate market interest rate.

Level 1: Quoted market prices available in active markets for identical assets or liabilities as of the reporting date. An active market for an asset or liability is a market in which transactions for the asset or liability occur with significant frequency and volume to provide pricing information on an ongoing basis.

Level 2: Observable inputs other than Level 1 inputs. Example of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3: Unobservable inputs based on the Company’s assessment of the assumptions that are market participants would use in pricing the asset or liability.

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses, accounts payable, accrued expenses, and deferred revenue approximate their fair value because of the short maturity of those instruments. The Company’s note payable approximate the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at December 31, 2013 and December 31, 2012.

The Company had no assets and/or liabilities measured at fair value on a recurring basis for the year ended December 31, 2013 and 2012, respectively, using the market and income approaches.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation is computed by the straight-line method over the assets estimated useful life of three (3) years for equipment, (5) years for automobile, and (7) years for furniture and fixtures. Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in statements of operations.

Impairment of long-lived assets

The Company follows paragraph 360-10-05-4 of the FASB Accounting Standards Codification for its long-lived assets. The Company’s long-lived assets, such as intellectual property, are required to be reviewed for impairment annually, or whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

F-17

The Company determined that there were no impairments of long-lived assets as of December 31, 2013 and December 31, 2012.

Commitments and contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Revenue recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable and (iv) collectability is reasonably assured. In addition, the Company records allowances for accounts receivable that are estimated to not be collected.

The Company has three types of revenue contracts;

●	Commercial IPM contracts
●	Yearly Pest Protection (YPP) for residential
●	Washroom Care contracts

The Commercial IPM contracts have fixed monthly service fees which are invoiced at the end of each month with terms of 2/10/net 30. The YPP contracts to residential clients and Washroom Care contracts are billed at the time of service with terms of 2/10/net 30.

Income taxes

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”) with regards to uncertainty in income taxes. Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its assets and/or liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Stock-Based Compensation

In December 2004, the FASB issued FASB Accounting Standards Codification No. 718, Compensation – Stock Compensation. Under FASB Accounting Standards Codification No. 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant. The Company applies this statement prospectively.

F-18

Equity instruments (“instruments”) issued to other than employees are recorded on the basis of the fair value of the instruments, as required by FASB Accounting Standards Codification No. 718. FASB Accounting Standards Codification No. 505, Equity Based Payments to Non-Employees defines the measurement date and recognition period for such instruments. In general, the measurement date is when either a (a) performance commitment, as defined, is reached or (b) the earlier of (i) the non-employee performance is complete or (ii) the instruments are vested. The measured value related to the instruments is recognized over a period based on the facts and circumstances of each particular grant as defined in the FASB Accounting Standards Codification.

Net income (loss) per share

The Company computes basic and diluted earnings per share amounts pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic earnings per share is computed by dividing net income (loss) available to common shareholders, by the weighted average number of shares of common stock outstanding during the period, excluding the effects of any potentially dilutive securities. Diluted earnings per share is computed by dividing net income (loss) available to common shareholders by the diluted weighted average number of shares of common stock during the period. The diluted weighted average number of common shares outstanding is the basic weighted number of shares adjusted as of the first day of the year for any potentially diluted debt or equity.

There were no potentially dilutive shares outstanding as of December 31, 2013 and December 31, 2012, respectively.

Subsequent events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued.

Recently issued accounting pronouncements

We have decided to take advantage of the exemptions provided to emerging growth companies under the JOBS Act and as a result our financial statements may not be comparable to companies that comply with public company effective dates. We may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, delay compliance with new or revised accounting standards that have different effective dates for public and private companies until they are made applicable to private companies.

On June 20, 2002, the Emerging Issues Task Force issued No 02-5, Definition of “Common Control” in Relation to FASB Statement No. 141, which gave clarification of common control existing between specific entities, most notably between immediate family members such as a married couple.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – GOING CONCERN

The Company's financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustment relating to recoverability and classification of recorded amounts of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company has a minimum cash balance available for payment of ongoing operating expenses, has experienced losses from operations since inception, and it does not have a source of revenue sufficient to cover its operating costs. Its continued existence is dependent upon its ability to continue to execute its operating plan and to obtain additional debt or equity financing. There can be no assurance the necessary debt or equity financing will be available, or will be available on terms acceptable to the Company.

F-19

NOTE 4 – STOCK PURCHASE AGREEMENT

On December 31, 2012, the Company entered into a stock purchase agreement with the spouse of our chief executive officer, Fareeha Ahmad, the sole shareholder of Encon Pest Control, Inc. (“Encon”), a private Ontario corporation in the business of serving residential, commercial and industrial southern Ontario communities with pest control services whereby the Company acquired all of the outstanding stock of Encon for a promissory note to Fareeha Ahmad in the amount of $46,400. The original promissory note bears zero percent (0%) interest and has a maturity date, June 30, 2014. As a result of the stock purchase agreement, Encon became a wholly owned subsidiary of the Company.

Subsequent to the audit period, on June 1, 2014, the Company and Fareeha Ahmad executed an amendment to the stock purchase agreement dated December 31, 2012 to cancel the promissory note of $46,400 and replace it with a two year consulting agreement with total annual consulting fees of $23,200 to be paid in monthly installments. As a consultant, Mrs. Ahmad will manage the residential and commercial accounts. The Company has restated its financial statements for the years ended December 31, 2013 and 2012 to account for the amendment to the purchase agreement.

The Company has accounted for the acquisition of Encon as a reorganization of entities under common control. The Company has used the guidance of Emerging Issues Task Force: No 02-5, Definition of “Common Control” in Relation to FASB Statement No. 141 which states that common control exists among separate entities in situations of immediate family members, most notably with a married couple as in our case. In reorganizations of entities under common control, the balances of the acquired entity are carried over at historical costs with no goodwill or excess consideration recorded. Pursuant to FASB 141, the financial activity of the acquiree (Encon) in a reorganization of entities under common control is presented as if the acquiree was consolidated at the beginning of the period.

As of the date of the Agreement, December 31, 2012, Encon had assets of $8,453 which included $1,853 of cash and $6,600 of net fixed assets ($19,946 historical cost and $13,346 of accumulated depreciation) and current liabilities of $53,731 which included accounts payable of $794, shareholder loans of $37,760 and a note payable of $15,177. The Company did not receive an independent valuation of Encon’s stock prior to the Stock Purchase Agreement. Management believes the consideration given is fair based on the market capitalization attainable in the future marketplace the Company plans to operate in.

NOTE 5 – PROPERTY AND EQUIPMENT

Fixed assets, stated at cost, less accumulated depreciation at December 31, 2013 and December 31, 2012, consisted of the following:

	December 31,	December 31,
	2013	2012
Equipment	$20,134	$20,134
Less: accumulated depreciation	(20,134)	(13,422)
Property and equipment, net	$-	$6,712

Depreciation expense

Depreciation expense for the years ended December 31, 2013 and 2012 was $6,600 and $6,711, respectively.

NOTE 6 – NOTE PAYABLE

On January 19, 2011, the Company executed a secured promissory note with Royal Bank in the amount of $20,133 for the purchase of an automobile. The note has 5.79% fixed interest amortized over 72 months. For the years ended December 31, 2013 and 2012, the Company paid $926 in interest on the note. As of December 31, 2013 and 2012, the Company had a principle note payable balance of $11,307 and $15,177.

F-20

NOTE 7- RELATED PARTY TRANSACTIONS

Loans from related parties

Since inception, the Company was been loaned money from time to time by Zahoor Ahmad and Fareeha Ahmad for working capital purposes. Zahoor Ahmad is the president of the Company and Fareeha Ahmad is his spouse as well as the sole officer of Encon Pest Control, Inc. At December 31, 2013 and 2012 the Company has a loan from related parties balance of $34,773 and $37,760. Of the loan from related parties balance at December 31, 2013, $-0- is owed to Zahoor Ahmand and $34,773 is owed to Fareeha Ahmad. Of the loan from related parties balance at December 31, 2012, $6,500 is owed to Zahoor Ahmand and $31,260 is owed to Fareeha Ahmad. The loans bear interest at 0% per annum and are payable on demand.

Free office space provided by president

The Company has been provided office space by its president Zahoor Ahmad at no cost. Management has determined that such cost is nominal and did not recognize the rent expense in its financial statements.

Stock purchase agreement

On December 31, 2012, the Company executed a stock purchase agreement with Encon Pest Control, Inc., further described in Note 4. The Company and Encon Pest Control, Inc. are related parties to one another. The chief executive officer of the Company is the husband of the sole shareholder of Encon Pest Control, Inc.

NOTE 8 – INCOME TAX

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net deferred tax assets consist of the following components as of December 31, 2013 and 2012:

	December 31, 2013	December 31, 2012
Deferred Tax Assets – Non-current:

NOL Carryover	$19,500	$13,300

Less valuation allowance	(19,500)	(13,300)

Deferred tax assets, net of valuation allowance	$-	$-

At December 31, 2013, the Company had net operating loss carry forwards of approximately $19,500 that may be offset against future taxable income from the year 2014 to 2034. No tax benefit has been reported in the December 31, 2013 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal Income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

F-21

NOTE 9 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue 410,000,000 shares of common stock, with a par $0.001.

On December 31, 2012, the Company issued 3,000,000 common shares to its founding officer Zahoor Ahmad. The Company valued the shares at par $.001 which resulted in an expense of $3,000.

In the year ended December 31, 2013, the Company issued 2,515,000 shares of common stock for $25,150 cash.

NOTE 10 – SUBSEQUENT EVENTS

Management has evaluated subsequent events pursuant to the requirements of ASC Topic 855 and has determined that other than listed below, no other material subsequent events exist.

1.	On June 1, 2014, the Company and Fareeha Ahmad executed an amendment to the stock purchase agreement dated December 31, 2012 to cancel the promissory note of $46,400 and replace it with a two year consulting agreement with total annual consulting fees of $23,200.

NOTE 11 – RESTATEMENT OF FINANCIAL STATEMENTS

The Company has restated its consolidated balance sheets, statement of operations, and statements of cash flows as of December 31, 2013 and 2012 and for the years ended to account for the following;

1.	On June 1, 2014, the Company and Mrs. Ahmad amended the stock purchase agreement to cancel the promissory note of $46,400.

2.	An incorrect version of the audited financial statements was inadvertently filed in the original S-1 on August 5, 2014. The only material difference pertains to the foreign currency translation adjustment as the Company’s subsidiary’s operations are primarily in Canadian dollars.

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The following are previously recorded and restated balances to our balance sheets as of December 31, 2013 and 2012. Our balance sheets were the only financial statements to have material changes due to the events noted above.

LEGENDARY VENTURES INC.
CONSOLIDATED BALANCE SHEETS

	December 31, 2013			December 31, 2012
	Originally			Originally
	Reported	Restated	Difference	Reported	Restated	Difference
Assets:
Current Assets
Cash	$15,784	$15,714	70	$8,365	$8,347	$18
Account receivable	2,333	2,196	137	-	-	-
Total Current Assets	18,117	17,910	207	8,365	8,347	18

Fixed assets, net	-	-	-	6,712	6,600	112

Total Assets	$18,117	$17,910	$207	$15,077	$14,947	$130

Liabilities and Stockholders' Deficit:

Current Liabilities
Accounts payable & accrued expenses	$1,803	$1,697	$106	$802	$794	$8
Loans from related parties	36,252	34,773	1,479	38,166	37,760	406
Note payable	12,011	11,307	704	15,177	15,177	-
Note payable to related party	46,400	-	46,400	46,400	-	46,400
Total Current Liabilities	96,466	47,777	48,689	100,545	53,731	46,814

Total Liabilities	96,466	47,777	48,689	100,545	53,731	46,814

Stockholders' Equity:
Common stock (Legendary Ventures Inc.), par value $0.001, Authorized 410,000,000 shares, issued 5,515,000 and 3,000,000 shares as of December 31, 2013 and 2012, respectively	5,515	5,515	-	3,000	3,000	-
Additional paid in capital	(23,665)	22,734	(46,399)	(46,300)	99	(46,399)
Cumulative Foreign Currency Translation Adjustment	-	1,927	(1,927)	-	158	(158)
Accumulated deficit	(60,199)	(60,043)	(156)	(42,168)	(42,041)	(127)
Total Stockholders' Equity	(78,349)	(29,867)	(48,482)	(85,468)	(38,784)	(46,684)

Total Liabilities and Stockholders' Equity	$18,117	$17,910	$207	$15,077	$14,947	$130

The accompanying notes are an integral part of these financial statements.

F-23

PROSPECTUS

A Total of 10,400,000, Shares of Common Stock Offered for Sale

10,000,000 Shares Offered at $0.04 Per Share by the Company

400,000 Shares Offered at Market Price by Selling Shareholders

DEALER PROSPECTUS DELIVERY OBLIGATION

Until August 1, 2014, all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus.  This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to its unsold allotments or subscriptions.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF DISTRIBUTION

The following table sets forth the costs and expenses, other than underwriting discounts and commission, paid or to be paid by the registrant in connection with the sale of the Shares of Common Stock being registered hereby. All amounts shown, except the Securities and Exchange Commission registration fee, are estimates.

Expense	Amount *
Registration Fee	$73
Cost of printing	$8,000	*
Legal fees & expenses	$18,000	*
Accounting fees & expenses	$1,000	*
Edgar Filing preparation & fees	$1,000	*
Transfer Agent fees	$0
Miscellaneous	$1,927	*
Total	$30,000

*       Estimated subject to change

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ITEM 14

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation, as amended and restated, provides for mandatory indemnification of our officers and directors, except where such person has been adjudicated liable by reason of his negligence or willful misconduct toward the Company or such other Company in the performance of his duties as such officer or director.

Our Bylaws provides for indemnification of our officers and directors. Our Bylaws provide as follows in pertinent part:

5.1  Indemnification of Directors.  Unless otherwise provided in the articles of incorporation, the corporation shall indemnify any individual made a party to a proceeding because the individual is or was a director of the corporation, against liability incurred in the proceeding, but only if such indemnification is both (i) determined permissible and (ii) authorized, as such are defined in subsection (a) of this Section 5.1.

5.1.1  Determination of Authorization.  The corporation shall not indemnify a director under this Section unless:

(a)  a determination has been made in accordance with the procedures set forth in the Statutes that the director met the standard of conduct set forth in subsection (b) below, and

(b)  payment has been authorized in accordance with the procedures set forth in the Statutes based on a conclusion that the expenses are reasonable, the corporation has the financial ability to make the payment, and the financial resources of the corporation should be devoted to this use rather than some other use by the corporation.

5.1.2  Standard of Conduct.  The individual shall demonstrate that:

(a)  he or she conducted himself in good faith; and

(b)  he or she reasonably believed:

(i)  in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests;

(ii)  in all other cases, that his conduct was at least not opposed to its best interests; and

(iii)  in the case of any criminal proceeding, he or she had no reasonable cause to believe his conduct was unlawful.

5.1.3  Indemnification in Derivative Actions Limited. Indemnification permitted under this Section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

5.1.4  Limitation on Indemnification.  The corporation shall not indemnify a director under this Section of Article 5:

(a)  in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

(b)  in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in his or her official capacity, in which he or she was adjudged liable on the basis that personal benefit was improperly received by the director.

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5.2  Advance of Expenses for Directors.  If a determination is made following the procedures of the Statutes, that the director has met the following requirements, and if an authorization of payment is made following the procedures and standards set forth in the Statutes, then unless otherwise provided in the articles of incorporation, the corporation shall pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding, if:

(a)  the director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in this section;

(b)  the director furnishes the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct;

(c)  a determination is made that the facts then known to those making the determination would not preclude indemnification under this Section or the Statutes.

5.3  Indemnification of Officers, Agents and Employees Who Are Not Directors.  Unless otherwise provided in the articles of incorporation, the board of directors may indemnify and advance expenses to any officer, employee, or agent of the corporation, who is not a director of the corporation, to the same extent as to a director, or to any greater extent consistent with public policy, as determined by the general or specific actions of the board of directors.

5.4  Insurance.  By action of the board of directors, notwithstanding any interest of the directors in such action, the corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary or agent of the corporation, against any liability asserted against or incurred by such person in that capacity or arising from such person's status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have the power to indemnify such person under the applicable provisions of the Statutes.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance, and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted for directors, officers or employees pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 15

RECENT SALES OF UNREGISTERED SECURITIES

During fiscal years ended December 31, 2013 and 2012 and to date, we issued an aggregate of 7,545,000 shares of unregistered common stock as follows:

Private Placement Offering

During the fiscal year ended December 31, 2013 and through the date of this prospectus, our Board of Directors approved a private placement offering which resulted in the issuance of 2,545,000 shares of restricted common stock to 37 accredited investors at a per share price ranging from $0.01 to $0.05 for aggregate proceeds of $26,650. The shares of common stock were issued in accordance with the terms and provisions of the subscription agreements in reliance on Regulation S promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”). The shares of common stock have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. The investors acknowledged that the securities to be issued have not been registered under the Securities Act and that they understood the economic risk of an investment in the securities

Founder's Shares

On December 7, 2012, we issued 3,000,000 shares of our restricted common stock at a per share price of $0.01 to our sole founding officer and director, Zahoor Ahmad. The shares of common stock were issued in accordance with the terms and provisions of the subscription agreement in reliance on Regulation S promulgated under the Securities Act. The shares of common stock have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. Zahoor Ahmad acknowledged that the securities to be issued have not been registered under the Securities Act and that it understood the economic risk of an investment in the securities.

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Consultant Agreement

On June 1, 2014, our Board of Directors approved the issuance of 1,000,000 shares of our restricted common stock to Zirex Consulting in accordance with the terms and provisions of the Consultant Agreement. The shares of common stock were issued at a per share price of $0.05. The shares of common stock were issued in accordance with the terms and provisions of the Consultant Agreement in reliance on Regulation S promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”). The shares of common stock have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. Zirex Consulting acknowledged that the securities to be issued have not been registered under the Securities Act and that it understood the economic risk of an investment in the securities.

Executive Service Agreement

On June 1, 2014, our Board of Directors approved the issuance of 1,000,000 shares of our restricted common stock to our sole officer and director, Zahoor Ahmad, in accordance with the terms and provisions of the Executive Service Agreement. The shares of common stock were issued at a per share price of $0.05. The shares of common stock were issued in accordance with the terms and provisions of the Executive Service Agreement in reliance on Regulation S promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”). The shares of common stock have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. Zahoor Ahmad acknowledged that the securities to be issued have not been registered under the Securities Act and that it understood the economic risk of an investment in the securities.

ITEM 16

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this registration statement unless otherwise indicated:

			Incorporated by reference
Exhibit	Exhibit Description	Filed herewith	Form	Period ending	Exhibit	Filing date
3.1	Articles of Incorporation		S-1		3.1	8/5/2014
3.2	By-Laws		S-1		3.2	8/5/2014
4.2	Sample Subscription Agreement between Legendary Ventures.	X
5.1	Opinion of Counsel on legality of securities being registered	X
10.1	Executive Service Agreement between Legendary Ventures Inc. and Zahoor Ahmad dated June 1, 2014.		S-1		10.1	8/5/2014
10.2	Consultant Agreement between Legendary Ventures Inc. and Zeeshan Saeed dated June 1, 2014.		S-1		10.2	8/5/2014
10.3	Stock Purchase Agreement between Legendary Ventures Inc. and Fareeha Ahmad dated December 31, 2012.		S-1		10.3	8/5/2014
10.4	Amendment No. 1 to Stock Purchase Agreement between Legendary Ventures Inc. and Fareeha Ahmad dated December 31, 2012	X	S-1/A
10.5	Consulting Agreement with Fareeh Ahmad dated June 1, 2014.	X
10.6	Convertible promissory note to Zeeshan Saeed dated June 20, 2014	X	S-1/A
10.7	Amendment No. 1 to Consultant Agreement between legendary Ventures Inc. and Zeeshan Saeed dated December 1, 2014.	X
21	List of Subsidiares	X
23.1	Consent of Accountants	X
23.2	Consent of Counsel (as part of Exhibit 5.1)	X

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ITEM 17.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and,

(c)	Include any additional or changed material information on the plan of distribution.

2.	To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3.	To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remains unsold at the termination of the offering.

4.	If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by "Item 8.A. of Form 20-F (17 CFR 249.220f)" at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, PROVIDED that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (ss.239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or ss.210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

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5.	For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) If the registrant is relying on Rule 430B (ss. 230.430B of this chapter);

(b) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (b) of this chapter shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(c) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (ss.230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (ss.230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof. PROVIDED, HOWEVER, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(d) If the registrant is subject to Rule 430C (ss.230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss.230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. PROVIDED, HOWEVER, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such;

(e) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

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(f) The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (ss.230.424 of this chapter);
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and,

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For determining any liability under the Securities Act, we shall treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424 (b) (1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

For determining any liability under the Securities Act, we shall treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that the offering of the securities at that time as the initial bona fide offering of those securities.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mississauga, Province of Ontario, Canada, on December 22, 2014.

LEGENDARY VENTURES INC.

By:	/s/ Zahoor Ahmad
Zahoor Ahmad
Chief Executive Officer and Chief Financial Officer (Principal executive officer, principal financial officer, and principal accounting officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Zahoor Ahmad	Director, Chief Executive Officer and	December 22,
Zahoor Ahmad	Treasurer	2014

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